THISAGREEMENT IS MADE ON THURSDAY THE   FIFTH    DAY OF MARCH  2009

BETWEEN

CARBON STRATEGIC PTE LIMITED
(“CS”) of the First Part

AND

PEMERINTAH PROPINSI  SULAWESI SELATAN

For :

KOTA MAKASSAR

AND

KABUPATEN TAKALAR

AND

KABUPATEN JENEPONTO

AND

 KABUPATEN GOWA

AND

KABUPATEN SINJAI

AND

KABUPATEN BANTAENG

AND

KABUPATEN BULUKUMBA

AND

KABUPATEN SELAYAR

AND

KABUPATEN MAROS

AND

KABUPATEN PANGKEP

AND

KABUPATEN SOPPENG

AND

KABUPATEN BONE

AND

KABUPATEN BARRU

AND

KABUPATEN PARE-PARE

AND

KABUPATEN WAJO

AND

KABUPATEN SIDENRENG RAPPAN

AND

KABUPATEN ENREKANG

AND

KABUPATEN PINRANG

AND

KABUPATEN LUWU

AND

KABUPATEN TANA TORAJA

AND

KABUPATEN LUWU UTARA

AND

KABUPATEN LUWU TIMUR

AND

KEPULAUAN BONERATE

AND

KEPULAUAN SABALANA

AND

KEPULAU PABIRING

AND

KEPULAUAN SANGKARANG

HEREINAFTER REFERRED TO AS
(““PEMPROP SULAWESI SELATAN”)

of the Second Part

PERJANJIAN INI DIBUAT PADA HARI  KAMIS, TANGGAL LIMA, BULAN MARET   2009

DIANTARA

CARBON STRATEGIC PTE LIMITED
(“CS”) sebagai Pihak Pertama

DAN

PEMERINTAH PROPINSI  SULAWESI SELATAN

Untuk :

KOTA MAKASSAR

DAN

KABUPATEN TAKALAR

DAN

 KABUPATEN JENEPONTO

DAN

  KABUPATEN GOWA

DAN

KABUPATEN SINJAI

DAN

 KABUPATEN BANTAENG

DAN

KABUPATEN BULUKUMBA

DAN

KABUPATEN SELAYAR

DAN

KABUPATEN MAROS

DAN

KABUPATEN PANGKEP

DAN

KABUPATEN SOPPENG

DAN

KABUPATEN BONE

DAN

KABUPATEN BARRU

DAN

KABUPATEN PARE-PARE

DAN

KABUPATEN WAJO

DAN

KABUPATEN SIDENRENG RAPPAN

DAN

KABUPATEN ENREKANG

DAN

KABUPATEN PINRANG

DAN

KABUPATEN LUWU

DAN

KABUPATEN TANA TORAJA

DAN

KABUPATEN LUWU UTARA

DAN

KABUPATEN LUWU TIMUR

DAN

KEPULAUAN BONERATE

DAN

KEPULAUAN SABALANA

DAN

KEPULAU PABIRING

DAN

KEPULAUAN SANGKARANG

UNTUK SELANJUTNYA DISEBUT

“(PEMPROP SULAWESI SELATAN”)

Sebagai Pihak Kedua

            SERVICE AGREEMENT

THISAGREEMENT OF SERVICE made the      5th day of February 2009.

                        BETWEEN:

CARBON STRATEGIC PTE LTD [Reg No. 200819627C] a company incorporated in Singapore  and having its registered office at  20 Cecil Street, #14-01 Equity Plaza, Singapore 049705 (“CS”) of the First Part.

AND:

PEMERINTAH PROPINSI SULAWESI SELATAN,a Province located within the Republic of Indonesia (“INDONESIA”) and having its government office located within town of Makassar di Sulawesi Selatan  (“SULAWESI SELATAN“)

                              F O R

KOTA MAKASSAR a City located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within the City of Makassar (“KOTA MAKASSAR”).

AND:

KABUPATEN TAKALAR a Kabupaten located within the Province of SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Takalar (“KABUPATEN TAKALAR”).

AND:

KABUPATEN JENEPONTO a Kabupaten located within the Province of SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Jeneponto (“KABUPATEN JENEPONTO”).

AND:

KABUPATEN GOWA a Kabupaten located within the Province of SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Gowa (“KABUPATEN GOWA”).

AND:

KABUPATEN SINJAI a Kabupaten located within the Province of SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Sinjai (“KABUPATEN SINJAI”).

AND:

KABUPATEN BANTAENG a Kabupaten located within the Province of SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Bantaeng (“KABUPATEN BANTAENG”).

AND:

KABUPATEN BULUKUMBA a Kabupaten located within the Province of SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Bulukumba (“KABUPATEN BULUKUMBA”).

AND:

KABUPATEN SELAYAR a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Selayar (“KABUPATEN SELAYAR”).

AND:

KABUPATEN MAROS a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Maros (“KABUPATEN MAROS”).

 AND:

KABUPATEN PANGKEP a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Pangkep (“KABUPATEN PANGKEP”).

AND:

KABUPATEN SOPPENG a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Soppeng (“KABUPATEN SOPPENG”).

AND:

KABUPATEN BONE a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Bone (“KABUPATEN BONE”).

AND:

KABUPATEN BARRU a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Barru (“KABUPATEN BARRU”).

AND:

KABUPATEN PARE-PARE a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Pare-Pare (“KABUPATEN PARE-PARE”).

AND:

KABUPATEN WAJO a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Wajo (“KABUPATEN WAJO”).

AND:

KABUPATEN SIDENRENG RAPPAN a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Sidenrang Rappan (“KABUPATEN SIDENRENG RAPPAN”).

AND:

KABUPATEN ENREKANG a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Enrekang (“KABUPATEN ENREKANG”).

AND:

KABUPATEN PINRANG a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Pinrang (“KABUPATEN PINRANG”).

AND:

KABUPATEN LUWU a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Luwu (“KABUPATEN LUWU”).

AND:

KABUPATEN TANA TORAJA a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Tana Toraja (“KABUPATEN TANA TORAJA”).

AND:

KABUPATEN LUWU UTARA a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Luwu Utara (“KABUPATEN LUWU UTARA”).

AND:

KABUPATEN LUWU TIMUR a Kabupaten located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kabupaten Luwu Timur (“KABUPATEN LUWU TIMUR”).

AND:

KEPULAUAN BONERATE an island goup located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kepulauan Bonerate (“KEPULAUAN BONERATE”).

AND:

KEPULAUAN SABALANA an island goup located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kepulauan Sabalana (“KABUPATEN SABALANA”).

AND:

KEPULAUAN PABIRING an island goup located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kepulauan Pabiring (“KABUPATEN PABIRING”).

AND:

KEPULAUAN SANGKARANG an island goup located within SULAWESI SELATAN, a province of the Republic of Indonesia (“INDONESIA”) and having its government offices located within Kepulauan Sangkarang (“KABUPATEN SANGKARANG”).

TO BE COLLECTIVELY KNOWN IN THIS AGREEMENT AS “PEMPROP SULAWESI SELATAN”.

RECITALS:

A.         PEMPROP SULAWESI SELATAN has the authority to enter into this Agreement on behalf of the regional goverments representing Land Owners  located within each City (“CITY”), Kabupaten   (“KABUPATEN”) and Island Group (‘ISLAND GROUP”) listed in Schedule One.

B.        PEMPROP SULAWESI SELATAN is a government representing regional government authorities established under the Constitution of Indonesia that represents the landowners referred to in Schedule One opposite the name of each Kabupaten in Schedule one.

C.        Subject to the obtaining of all necessary Indonesian Government Approvals, CS has offered to PEMPROP SULAWESI SELATAN to act as exclusive consultant, agent and contractor to PEMPROP SULAWESI SELATAN, to provide and arrange for the provision of the Services as set forth in Schedule Three so as to enable the accreditation and quantification of the Carbon Asset on the Land and to supervise and manage the Trade of Carbon Credits and Biodiversity Credits.

D.        Subject to the obtaining of all necessary Indonesian Government Approvals, PEMPROP SULAWESI SELATAN has obtained the irrevocable authority of the Land Owners within each Kecamatan to enter into this Agreement with CS.

E.         The parties have therefore entered into this Service Agreement for the purpose of setting out their respective rights, powers, authorities, obligations and responsibilities to each other in this Service Agreement.

F.         PEMPROP SULAWESI SELATAN enters into this Agreement as principal and as the duly authorised agent of the landowners.

THEREFORE BY THIS SERVICE AGREEMENT THE PARTIES AGREE AS FOLLOWS:

1.      DEFINITIONS AND INTERPRETATION

1.1.   The following words and phrases shall when used in this Agreement and in any of the Schedules shall unless the context otherwise requires have the following meanings:-

        “Agreement” means this service agreement together with all Schedules and all amendments that might be made to it at any time hereafter.

        “Approval”means any approval required from any relevant government or semi government authority, international entity, Kecamatan, or individual Land Owners which may be necessary or reasonably required in respect to Carbon Credits related to:-

a)  This agreement;

b)  Any agreement with the Land Owners;

c)  Any Trade;

d)  other activity;

e)  or action of any Person.

In order for such agreement, Trade or activity to be enforceable, lawful, or carried out.

“Bank” means a bank licensed as such in the jurisdiction in which the bank is located at which the Parties’ Joint Account shall be opened and maintained.

“Biodiversity Asset” means the variability among living organisms from all sources including, inter alia, terrestrial, marine and other aquatic ecosystems and the ecological complexes of which they are a part; this includes diversity within species, between species, and of the ecosystems within the Forest.

“Biodiversity Credits” means an internationally recognized and tradable unit which quantifies the variability among living organisms from all sources including, inter alia, terrestrial, marine and other aquatic ecosystems and the ecological complexes of which they are a part; this includes diversity within species, between species, and of ecosystems."

“GUBERNUR SULAWESI SELATAN” means those persons elected to represent the people of the SULAWESI SELATAN through duly constituted elections in accordance with the constitutions of the Province of SULAWESI SELATAN as may be appointed from time to time.

“Bupati” means the senior elected official of the Kabupaten representing the people of that Kabupaten.

“Carbon Asset” is the number of tonnes of stored carbon, as recognized by any of the relevant international agencies established for the purposes of accrediting and recognizing Carbon Credits, in the Trees, vegetation and soils on the Land.

 “Carbon Credit”means an internationally recognized and tradable unit which equates to the removal of one tonne of carbon dioxide or its greenhouse gas equivalent from the atmosphere, or the prevention of one tonne of carbon dioxide or its equivalent in greenhouse gas emissions being released into the atmosphere.

“City” means a town located with the the Province of SULAWESI SELATAN that is designated as not being located within the management area of a Kabupaten.

 “Consumer” means at any time any Person that acquires during the Term a right to use or benefit from the utilization of the Carbon Credits or Biodiversity Credits

 “Customary Usage”means all customary rights within the meaning of the Land ownership within Indonesia and includes all rights of a proprietary or possessory kind in relation to the Land that arise from and are regulated by Custom. Without in any way limiting this definition, such customary usage shall include the use of the Land by the People of PEMPROP SULAWESI SELATAN in accordance with their traditional and customary lifestyle, including, but without limitation the planting of all crops, the clearing of areas for domestic housing, buildings and common areas in compliance with the respective PEMPROP SULAWESI SELATAN Forest Management Plans.

“Effective Date” means the date upon which the granting of all necessary Approvals required in order for this Agreement to be legally enforceable.

“Essential Term” means a term of this Agreement that is specifically identified as an Essential Term or is a term of this Agreement which by its nature is of fundamental importance to either party and if not included that party would not have entered this Agreement.

“External Consultants” means Persons that are engaged by CS to assist it in providing the Services or persons engaged by PEMPROP SULAWESI SELATAN to manage and support the Carbon Assets.

“Expenses”means all expenses of whatsoever kind or nature properly and reasonably incurred by CS in the course of providing the Services, including without limitation all fees of the External Consultants, legal and accounting fees, air travel, accommodation expenses and commissions but not including any Taxes.

“Forest”means an ecosystem or assemblage of ecosystems dominated by trees and other woody vegetation.

“Force Majeure Event”means any circumstance or delay beyond the reasonable control of a party which prevents that party from performing or carrying out any obligation under this Agreement either indefinitely or within the time set forth for the carrying out of such obligation in this Agreement. Without limiting the circumstances which might constitute a Force Majeure Event, they shall include any relevant circumstance or delay arising out of any industrial action, fire, war, terrorist act, explosion, civil commotion, change of government, malicious damage, storm, flood, tempest, earthquake, tidal wave or legal enactment.

“Forest Management Plan” means a Forest and Tree management, security and preservation plan developed by PEMPROP SULAWESI SELATAN in consultation with CS to ensure the written undertaking to the relevant Consumer in that Trade and to all other relevant Persons that for so long as that Consumer is entitled to the benefit of the Carbon Credits and Biodiversity Credits, the Kabupaten and Kecamatan  People will not cut down, harvest, destroy, substantially damage or log the Trees on the Land the subject of the Carbon Credits and Biodiversity Credits or permit any third party to cut down, harvest, destroy, substantially damage or log the Trees on the Land the subject of the Carbon Credits and Biodiversity Credits to protect the Carbon Asset for the duration of the Term.

“Gross Revenue”means the gross revenue received from a Consumer in respect to each Trade of the Carbon Credits and Biodiversity Credits before any Taxes, payments or distributions are made but after all Bank charges (of whatsoever kind or nature including any bank transaction tax) and expenses of the Trade have been accounted for.

“Indonesia”means the Republic of Indonesia.

“Island Group” means a grouping of islands or archipelago defined by the Indonesian Government and located within the territory of PEMPROP SULAWESI SELATAN.

“Kecamatan” means a sub district located within the Kabupatens as defined by the Indonesian Government that have authorized PEMPROP SULAWESI SELATAN to enter into this Agreement giving authority to the Kabupatens listed in Schedule One and shall also include all other Kecamatans that after the date hereof authorize PEMPROP SULAWESI SELATAN through their Kabupatens to act on their behalf and agree to be bound by the terms of this Agreement.

“Kecamatan People”means the customary group of persons recognized by the Indonesian Government as the owners of the Land within the Kecamatan.

 “Land”means the customary land within the meaning of the Indonesian Constitution or other Government Decree that is the Customary Land possessed by the Kecamatan People and covered by the Kecamatan  which at the date hereof is the Land described in Schedule Two and any other areas of land  that become subject to this Agreement from time to time.

“Land Owners”means the Person who has legal title to the Land for the Term of this Agreement.

 “Law”means at any time during the Term all applicable legislation, treaties, by-laws, rulings, regulations, codes, judgements, conventions, protocols, rules of underlying law, rules of common law and equity, rules of any exchange applying to any Trade and any regulations or subordinate legislation made under those laws and means where applicable that law as amended, consolidated, supplemented or replaced and includes all customary laws and laws of Indonesia that in any way apply to this Agreement

“Notice” means a written notice, communication or correspondence given by one party to the other, in any way relating to this Agreement. Any notice may be in the form of a letter, facsimile or email the service of which shall be to the registered address of the party listed on the date of service by the relevant authority under which that party’s entity is registered.

“Parties’ Joint Account(s)”means a Bank account to be opened in the joint names of CS and PEMPROP SULAWESI SELATAN or their agents to be maintained during the Term and into which shall be paid the Gross Revenue of each Trade and from which all payments required to be made under the irrevocable directions given pursuant to this Agreement

“Person” means any individual, company, body corporate, partnership, firm, trust, government or semi-government or other entity of whatsoever kind or nature and wheresoever situate, and includes where applicable such Person’s successors, permitted assigns, legal personal representatives and in the case of companies includes liquidators and controllers.

 “Registered Office”means that office which is notified by the Governor, respective Bupatis or Chairman of the party’s entity as registered under respective jurisdiction of the laws of their respective country.

“Representatives of PEMPROP SULAWESI SELATAN” means any individuals who from time to time are authorized by express written authority of PEMPROP SULAWESI SELATAN may by written notice to CS nominate as its representatives.

 “Representative of CS” means any individual who from time to time is the chairman as authorized by the express written authority of the CS Board, or such other individual as the chairman of CS may by written notice to PEMPROP SULAWESI SELATAN nominate as its representative.

“Schedule” means a schedule to this Agreement.

“Services” mean the Services as set forth in Schedule Three.

“Service Fees” means in respect to each Trade the total amount of 10% of the Gross Revenue from such Trade. The service fee is net of expenses in carrying out the services.

“Taxes” means direct or indirect taxes which in any way apply to a transaction under this Agreement whether imposed on income or otherwise under any applicable Law

“Term” means the period of twenty (20) years from the Effective Date of this Agreement unless it is lawfully terminated prior to the expiry of that period in which case the Term shall be from the Effective Date until such lawful termination.

“Trading Year” means each twelve month period commencing from the first anniversary of the date upon which any Carbon Credits and Biodiversity Credits generated from the Carbon Asset come into existence and are capable of being traded.

“Trees” means all the trees of whatsoever kind or nature now living on the Land or living on the Land at any time in the future and includes a tree as defined by the relevant Indonesian authority that administers forest lands in Indonesia.

“Trade”means each and every transaction throughout the Term whereby consideration is received from a Consumer for the disposal or dealing in the Carbon Credits and Biodiversity Credits including without limitation, transactions involving the present and/or future use of the Carbon Credits and Biodiversity Credits and transactions involving the granting of options or other derivatives relating to the Carbon Credits and Biodiversity Credits.

1.2.   A reference to the singular includes the plural and vice versa.

1.3.   A reference to a recital, clause, Schedule, annexure or item means a recital, clause, Schedule, annexure or item of this Agreement.

1.4.   A notice means a written notice, demand, request, nomination or other communication given or served by one party to or on the other, in connection with this Agreement.

1.5.   Headings are for convenience only and are to be ignored in interpreting this Agreement; and

1.6.   Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

2.      EFFECTIVE DATE

2.1.       Apart from this clause and clause 1 nothing in this Agreement shall confer any rights or impose any obligations or have any effect whatsoever until the Effective Date.

2.2.       For the purposes of ensuring that the parties enjoy the full benefit of this Agreement PEMPROP SULAWESI SELATAN undertakes on its own behalf and on behalf of the Land Owners that until the Effective Date neither PEMPROP SULAWESI SELATAN nor the Land Owners shall enter into any agreement, arrangement or understanding with any Person that in any way reduces or impairs the anticipated value of the Carbon Asset or the Biodiversity Asset or the consequent Carbon Credits or Biodiversity Credits.

2.3.       Each party undertakes to cooperate, act in good faith and use their best endeavors to promptly do all things, execute all documents, and give all undertakings and assurances that might be necessary or required in order for any Approval to be given, where such Approval is required before the Effective Date and to do all other things within their power to ensure that the Effective Date occurs at the earliest possible time.

2.4.       If the Effective Date has not occurred within six (6) months of the date of this Agreement then either party may within two (2) month’s thereafter terminate this Agreement by giving written notice to the other party to that effect. A party shall be entitled to give a notice under this clause purporting to terminate this Agreement if that party has failed to use its best endeavors to do all things reasonably required on its part to obtain all Approvals required to achieve the Effective Date.  This shall be in addition to any other rights of Termination. If written notice is not served within that two month period then that party shall be deemed to have waived the right to give such notice. No Party shall be entitled to give a Termination Notice under this clause if it has failed to comply with its obligations under clause 2.2 and clause 2.3.

3.      PEMPROP SULAWESI SELATAN’S AUTHORITY AND APPOINTMENT OF CS

3.1.  PEMPROP SULAWESI SELATAN represents to CS that it has obtained the irrevocable authority of the Land Owner of each Kecamatan of the Kabupatens listed in Schedule One to enter into of this Agreement. PEMPROP SULAWESI SELATAN further represents that these authorities have been lawfully attained and to the best of its knowledge, information and belief under all applicable Law fully enforceable, binding and incapable of being revoked.

3.2.   PEMPROP SULAWESI SELATAN further represents to CS that:-

3.2.1 The Persons named as the Bupatis representing the Kecamatans located within the Kabupatens that are subject to this Agreement and as listed in Schedule One have power on behalf of the State Forestry Authorities  to authorize PEMPROP SULAWESI SELATAN to enter into this Agreement, and

3.2.2 The signatures appearing in the fourth column of Schedule One are the signatures of the Bupatis representing both the Kabupaten and the Kecamatans located within the Kabupatens named in the first column of Schedule One.

3.3.  PEMPROP SULAWESI SELATAN represents to CS that the total area of the Land at the date of this Agreement and that is subject to this Agreement approximates 2,000,000 Hectares of Forest containing the Carbon Asset and Biodiversity Asset which but for this Agreement could be available for logging activities.

3.4.  PEMPROP SULAWESI SELATAN represents to CS that it has not entered into any agreement similar to this Agreement whereby it has promised not to permit logging upon the Land and is not aware of any other Person entering into any such Agreement that in any way affects or applies to the Land

3.5.  PEMPROP SULAWESI SELATAN hereby appoints and engages, on an exclusive basis:

3.5.1        CS to carry out and provide the Services set out in Schedule Three (CS Services), during the Term. CS hereby accepts and agrees to carry out and perform the respective Services for PEMPROP SULAWESI SELATAN for the Term for the consideration set forth in clause 4 hereof.

3.6.  PEMPROP SULAWESI SELATAN acknowledges that CS may engage External Consultants that it deems competent and capable of carrying out and performing the Services or assisting CS to carry out and perform the Services. All such Services carried out or performed by External Consultants shall be deemed to have been carried out or performed by CS.

3.7 CS may not engage any External Consultants that have been engaged by PEMPROP SULAWESI SELATAN in managing the Carbon Assets or managing the provision of SERVICES by CS unless mutually agreed between the parties.

3.8 CS acknowledeges that PEMPROP SULAWESI SELATAN may engage External Consultants that it deems capable of supporting and managing the Carbon Asset, to meet its obligations under this agreement and to manage the implementation of the Services by CS. PEMPROP SULAWESI SELATAN may not engage any External Consultants that have been engaged by CS in providing the SERVICES unless mutually agreed between the parties.

4.      CONSIDERATION

4.1.  In consideration of CS undertaking to perform and carry out the Services during the Term PEMPROP SULAWESI SELATAN on behalf of itself and the Kabupatens representing the Kecamatans hereby jointly and separately agrees to pay the Service Fees to CS promptly upon the same becoming due.

4.2.  It is further acknowledged by the parties that 10% of the Gross Revenue of all Trades shall be available to CS to cover all proper and lawful expenses, costs and fees in providing the Services or paying third party consultants which may be engaged by CS directly or on behalf of CS and which expenses are necessary and reasonable in order to assist in, facilitate or bring about the grant of any necessary Approval, or Trade contemplated by this Agreement. Provided however, that any of such funds not so used shall be accounted back to PEMPROP SULAWESI SELATAN. This 10% of the Gross Revenue for expenses and third party consultant expenses shall be added to the Service Fee referred to in the irrevocable standing directions to the Bank and shall be drawn down from those apportioned fees as provided in clause 4.4.2.

4.3.  CS shall after the Effective Date and before the first Trade arrange for the opening of the Parties’ Joint Accounts at the Bank the signatories to which shall be a Representatives of PEMPROP SULAWESI SELATAN and a Representative of CS. Representatives shall be authorised to do all things necessary to open the Parties’ Joint Accounts and shall give on behalf of the parties they represent the irrevocable standing directions as referred to in clause 4.4 and such other undertakings and promises as the Bank may require.

4.4.  The parties must each give to the Bank(s) an irrevocable standing direction to be effective throughout the Term and which applies  in respect to each Trade whereby:-

4.4.1.      80% of the Gross Revenue received into the Parties’ Joint Accounts is to be electronically transferred into PEMPROP SULAWESI SELATAN’s nominated account(s).

4.4.2.      20% of the Gross Revenue received into the Parties’ Joint Account is to be electronically transferred into CS’s nominated account. This represents the Service Fee and the additional 10% for expenses in carrying out the Services and for external third party consultant expenses referred to in clause 4.2.

4.5.  Where there are any Bank fees or charges these shall be apportioned between the recipients in accordance with their respective percentage entitlements.

4.6.  Where there is any interest earned on the Gross Revenue that interest shall be apportioned between the recipients in accordance with their respective percentage entitlements.

4.7.  PEMPROP SULAWESI SELATAN shall promptly notify CS of all the details of its bank account(s) so as to enable the payment contemplated under clause 4.4.1 to be electronically transferred into that nominated account(s).

4.8.  CS must out of the amount it receives in clause 4.4.2 pay all outstanding Expenses in any way relating to the Services or anything done by it under this Agreement and CS indemnifies PEMPROP SULAWESI SELATAN and undertakes to continue to keep PEMPROP SULAWESI SELATAN indemnified against any liability of whatsoever kind or nature and howsoever arising that PEMPROP SULAWESI SELATAN might suffer as a result of CS failing to pay any outstanding Expense.

5.      RELATIONSHIP OF THE PARTIES

5.1.  The Parties acknowledge that they are not in partnership, there is no joint venture between them, and the only relationship created by this Agreement is that of principal on the part of Provinccial Government and contractor on the part of CS.

5.2.  CS acknowledges that nothing in this Agreement confers on it any right or interest whatsoever in the Land, or in the customary rights or in the Carbon Assets with the intent that CS’s sole right is to be paid the Service Fee to which it is entitled under Clause 4.4 if and when there is a Trade.

5.3.  It is expressly acknowledged that each party is responsible for paying all Taxes assessed on it.

6.   6. AUTHORITY TO GIVE PROMISES AND UNDERTAKINGS

6.1.  PEMPROP SULAWESI SELATAN hereby authorizes and empowers CS (as a standing authority and power in respect to each Trade which authority and empowerment is irrevocable during the Term):-

6.1.1.      To give on PEMPROP SULAWESI SELATAN’s behalf a promise in the form of a written undertaking to the relevant Consumer in that Trade and to all other relevant Persons that for so long as that Consumer is entitled to the benefit of the Carbon Credits and Biodiversity Credits, the Kabupaten and Kecamatan  People will not cut down, harvest, destroy, substantially damage or log the Trees on the Land the subject of the Carbon Credits and Biodiversity Credits or permit any third party to cut down, harvest, destroy, substantially damage or log the Trees on the Land the subject of the Carbon Credits and Biodiversity Credits and will commit whatever resources are reasonably necessary to implement respective  Forest Management Plans to ensure that these undertakings are enforced and the Carbon Asset is preserved and protected for the Term.

6.1.2.      To give such other undertakings and promises as may be required in order to carry out or complete a Trade.

6.1.3.      To do all such other things as may be reasonably required in order to ensure the Trade can be carried out in accordance with whatever procedures and manner and form requirements are at any time during the Term applicable to the negotiation of Carbon Credits and Biodiversity Credits.

6.2.       For the purposes of clause 6.1 PEMPROP SULAWESI SELATAN hereby appoints CS as its lawful attorney to sign and do all things on its behalf as may be necessary to give the undertakings and do all of the things in clause 6.1. This appointment shall not be capable of being revoked by PEMPROP SULAWESI SELATAN during the Term.

6.3.       The undertakings and promises referred to in this clause shall expressly reserve Customary Usage to the PEMPROP SULAWESI SELATAN People.

7.      APPROVALS AFTER THE EFFECTIVE DATE

7.1.  In respect to any matter arising out of this Agreement if any Approvals are required from the Indonesian Government after the Effective Date each of the Parties shall promptly and without unreasonable delay do all things necessary or reasonably required in order to obtain such Approvals and each party shall cooperate and sign all documents and give all undertakings that might be required in order for such Approvals to be provided. Provided a Party has at all times acted promptly and without unreasonable delay in doing all things reasonably required on its part to obtain any required Approvals from the Indonesian Government then if such Approval is not obtained within eighteen (18) months of the date it was first sought then that party shall be entitled by giving written notice to the other party to terminate this Agreement.

7.2.  In respect to any matter arising out of this Agreement where under any Law any party is required to do anything or give Notice of any circumstance or event then that party undertakes to the other that it shall promptly do so.

7.3.  Where there is any change in the Law that:-

7.3.1.    renders any of the clauses of this Agreement unenforceable;

7.3.2.    renders this Agreement unlawful;

7.3.3.    detrimentally and materially affects the ability of either party to enjoy the benefits of this Agreement;

7.3.4.    prevents or inhibits any party from performing or carrying out any of its obligations under this Agreement, or

7.3.5.      materially affects (whether beneficially or detrimentally) the rights or entitlements of any party under this Agreement,

Then each party undertakes to do all things, execute all documents, including amending this Agreement so as to preserve or enhance as far as possible all the rights, entitlements, and benefits created by this Agreement.

7.4.  It is acknowledged by the parties that they shall each jointly and separately cooperate and assist each other and do all things to bring about:-

7.4.1.      The granting of all Approvals necessary to Trade the Carbon Credits;

7.4.2.      The granting of all Approvals necessary to Trade the Biodiversity Credits;

7.4.3.      To ensure compliance with all Approvals once granted;

7.4.4.      And bring about the Trading of the Carbon Credits and Biodiversity Credits in so far as they have been originated and accredited from the Carbon Asset.

8.      FIDUCIARY OBLIGATIONS

8.1.       Each party acknowledges that it owes fiduciary obligations to each of the other parties, including duties:-

a.         To avoid conflicts of interest between its interests and the interests of the parties as a whole;

b.         To act at all times in good faith in its dealings with the parties;

c.         To co-operate with and act fairly and reasonably towards the parties;

d.         Not to make any secret profit or secret commission;

e.       Not at any time disparage or bring into disrepute the other party or by act or omission knowingly do anything with the intention of causing harm to the other party.

8.2 Where either party holds or controls any money that represents or forms part of the entitlement of another party or entitlement of the Land Owners then each party acknowledges that for so long as it holds or controls that money it shall do so as a bare trustee for the other party or (if applicable) the Land Owners being the Person or Persons entitled to the benefit of such moneys.

9.      MEETINGS AND DIRECTIONS

9.1.       The parties to the Service Agreement shall meet at least once in every year during the Term and at such other times as any party may require by giving to the other party three (3) months prior written notice.

9.2.       At least one month before any meeting of the parties, the party calling the meeting shall prepare and serve an agenda setting forth the matters which it requires to be discussed at the meeting. Any other party may within one week of receiving the agenda add such other items as it deems appropriate and must in that week serve that amended agenda upon the party calling the meeting. The agenda and any amended agenda must specify the representatives and professional advisors (if any) proposed to attend on behalf of any party.

9.3.       Each party shall appoint at least one representative and not more than three representatives to attend the meeting. The Chairman of the meeting shall be a representative of the party calling the meeting. Each party shall be entitled to have the professional advisors named in the agenda or amended agenda attend the meeting but not to have any active participation in the meeting except as advisors to the representatives of the party requiring their attendance.

9.4.       The Governor or Bupatis shall be entitled to attend any meeting in his/her own right or as an observer.

9.5.       The parties may jointly give all reasonable directions as they think appropriate to CS.

10.RECORDS AND INSPECTION

10.1.   CS must keep (jointly or otherwise)  and make available to PEMPROP SULAWESI SELATAN for inspection at all reasonable times the following:-

10.1.1.       full and complete records that show a true and fair view of all Trades, and all Gross Revenue received from those Trades;

10.1.2.       minutes of all meetings between its representatives and the representatives of PEMPROP SULAWESI SELATAN.

10.1.3.       all documents relating to the accreditation and valuation and recognition of the Carbon Credits and Biodiversity Credits;

10.1.4.       and such other documentation relating to the performance of the Services.

10.2.              PEMPROP SULAWESI SELATAN’shall be entitled to copies of all documents referred to in clause 10.1 and shall be provided to PEMPROP SULAWESI SELATAN at its expense.

11.INFORMATION

11.1.   All parties shall at all times provide all information which might be reasonably requested by another party so as to facilitate the doing of any act or thing under this Agreement. A party providing such information must take all reasonable steps to ensure that such information is true, complete, accurate and not misleading in any material respect.

12.AUDIT

12.1.   Any Party may require the records referred to in clause 10 and any documentary information provided pursuant to clause 11 to be audited by an auditor appointed by it and at its expense. The other parties shall fully cooperate with, provide all reasonable assistance to and answer all questions reasonably put by that auditor. The party appointing the auditor must require the auditor to provide a full written report on all matters the subject of the audit.

12.2.   The auditor shall have access to all records and documents referred to in clause 10 and shall be entitled to copies thereof at the expense of the party appointing him or her.

12.3.   The party appointing the auditor shall ensure that a copy of the audit report is provided promptly to the other parties.

13.GOOD FAITH & COOPERATION

13.1.   Each of the parties undertakes and promises to act in good faith in all the dealings they have with each other and to cooperate and render all reasonable assistance requested by the other.

13.2.   For so long as a party is not in breach of this Service Agreement, the other parties shall not knowingly by act or omission do anything which might cause harm or damage to the other parties.

14.CONFIDENTIALITY

14.1.   Confidential information includes all information whether in hard form or electronic or disclosed verbally which is by its nature confidential or which the disclosing party has stated or endorsed as private, confidential, not to be disclosed or otherwise made clear that any use or access is restricted.  Confidential information shall not include information which is or becomes in the public domain except where it becomes in the public domain as a consequence of a wrongful disclosure or use by a party.

14.2.   Each party undertakes to the other to keep strictly confidential all information which either party discloses to the other about the other’s business, its strategies, services or products and which is expressed to be confidential or is by its nature confidential.  Each party further undertakes and promises to the other that it will only use such confidential information in good faith and for the proper and lawful performance of its obligations under this Agreement. This clause is an Essential Term.

14.3.   No party shall give access to any confidential information or permit such access to be given to any third party without the express prior written consent of the party disclosing such confidential information. This clause is an Essential Term.

14.4.   Each party acknowledges that damages alone would not be a sufficient remedy for a breach of this clause or a threatened breach of this clause and that any breach or threatened breach entitles the party whose confidential information is disclosed or threatened to be disclosed in breach of this clause to seek injunctions, damages and such other orders as may be necessary to protect its confidential information. This clause is an Essential Term.

14.5.   The parties expressly acknowledge that it shall not be a breach of this clause for any party to use or disclose any confidential information where such use or disclosure is for the proper, legitimate and dominant purpose of carrying out the Services or facilitating a Trade.

14.6.   In the case of External Consultants it is acknowledged that they will from time to time be given access to and use confidential information provided by a party. Provided such use and access by the External Consultant is for the proper, legitimate and dominate purposes of this Agreement and/or in facilitating a Trade such use access or disclosure shall not be a breach of this Agreement and nor shall it be a breach by them of any agreement they may have with any of the parties.   Such External Consultants shall be engaged under the terms and conditions of a Non Disclosure and Confidentiality Agreement at all times.

14.7.   PEMPROP SULAWESI SELATAN shall be entitled to disclose what would otherwise be confidential information to the Kabupatens or Kecamatans as may be reasonably necessary for the dominant purpose of keeping them properly and fully informed on all matters relating to their interests as the Kecamatan People.

15.INTELLECTUAL PROPERTY

15.1.   Nothing in this Agreement gives any party any interest or right in the intellectual property of any other party.  Where a party is permitted to use the intellectual property of any other party then it must do so strictly on the conditions imposed by the other party owning the intellectual property. This clause is an Essential Term.

15.2.   If there is a breach of this clause, the party in breach must indemnify and keep indemnified the other against all losses, liabilities, costs and expenses the party or parties not in breach thereby directly or indirectly sustains as a consequence of that breach.

16.TERM AND TERMINATION

16.1.   If at any time after the first Trading Year CS has been unable to collectively Trade at least 30% of Carbon Credits and Biodiversity Credits available to be Traded at market rates save for the discretionary provision as outlined in clause 6.4 in that Trading Year then within two months of the expiry of that Trading Year either party may by notice in writing to the other party terminate this Agreement. Provided that a party shall only be entitled to rely on this clause where it has used its best endeavors to do all things required on its part to facilitate a Trade. This shall be in addition to any other rights of Termination. If written notice is not served within that two month period then that party shall be deemed to have waived its right to give such notice. No Party shall be entitled to give a Termination Notice under this clause if it has failed to comply with its obligations under clause 7.4.

16.2.   Where a breach can be remedied any party may give written notice to the other party or parties requiring that party or those parties to remedy the breach within sixty (60) days of the date of service of the notice on the party in breach. The notice must be signed by an duly authorized officer of the party giving the notice and must state:-

a.    The details of the breach;

b.    What the party giving the notice requires to be done to remedy the breach; and

c.    A statement that if the breach is not remedied within sixty (60) days of the date of service of the notice, the Service Agreement will be terminated.

16.3.   Where a notice has been served under clause 16.2 and the breach is not remedied by the party in breach within the said sixty (60) days (referred to in clause 16.2) then this Agreement will automatically terminate on the 60th day unless the party giving the notice withdraws it in writing within the said sixty (60) days. Such withdrawal must be served on the party or parties in breach in the said 60 day time period.

16.4.   Where a breach is not capable of remedy and it is a breach of an Essential Term then the party or parties not in breach may by giving written notice to the other party or parties terminate this Agreement.

16.5.   On termination each party must promptly return all property in its possession that is owned by any the other party.

16.6.   Termination shall not effect discharge or in any way prevent any party from enforcing any right or entitlement that has accrued to that party prior to termination and termination shall not in any way prevent any party from claiming damages from the other where such damages arise out of a breach by the other party of its contractual obligations prior to termination. It is expressly acknowledged that this clause survives termination.

16.7.   A party must immediately notify the other party if it or its management authority enters into voluntary or involuntary liquidation (other than for the purposes of reconstruction or amalgamation), ceases to be able to make payment to its creditors, makes or causes to be made an assignment of its assets or business whether in whole or in part for the benefit of its creditors, if a receiver, receiver and manager or trustee is appointed to take over, administer or conduct all or a substantial part of its business or property, if an administrator is appointed to a party, or if for any reason it ceases actively to carry on business, or if any resolution is passed or proceedings commenced or any other step is taken for the purpose of initiating any of the foregoing.

16.8.             In In the event of the administration or liquidation of Carbon Strategic Global, any monies owed or other liabilities payable to PEMPROP SULAWESI SELATAN shall be recognized as secured and contractual rights as they relate to existing Land Owner Agreements facilitated by CS are in no way transferrable or able to be dealt with or withheld by an administrator or liquidator without the express consent in writing by PEMPROP SULAWESI SELATAN.   This is an Essential Term.

17.WAIVER AND VARIATIONS

17.1.   No party shall be deemed to have waived any breach or its entitlement to expect compliance with any clause of this Agreement unless such waiver is in writing signed by the party waiving such breach or non-compliance.

17.2.   No variation or amendment to this Agreement shall have any effect whatsoever unless it is in writing and signed by all the parties to this Agreement.

18.NOTICES

18.1.   A Notice sent by prepaid post shall be deemed to have been received fourteen days (14) after the date of posting. A Notice sent by facsimile shall be deemed received by the recipient the day after the date it is sent. A facsimile confirmation shall be conclusive evidence of service of the Notice. A Notice sent by email shall be deemed received the day after the date the email was sent. An email confirmation shall be conclusive evidence of service of the Notice on the day after the email confirmation was sent.

18.2.   A Notice must be dated and signed or in the case of a facsimile or email appear to have been authorized by a duly appointed officer or representative of the party giving that Notice. All Notices must be addressed to the Governor and Bupati (s) of the recipient.

18.3.   The addresses for service of Notices on PENPROP SULAWESI SELATAN as at the date hereof are:

18.3.1.     Provincial Government of SULAWESI SELATAN, SULAWESI SELATAN Province, Indonesia.

Contact Person: xxxx

Address:

18.3.2.     Facsimile: –

18.3.3.     Email:

18.4 The addresses for services of Notices on CS as at the date hereof, are attention the Chairman:-

18.4.1. No 18 Salter Street, Denistone East, New South Wales 2112 Australia

18.4.2. Facsimile: 612 9809 0913

18.4.3Email: jeff.flood@carbonstrategicglobal.com

19.INDEPENDENT LEGAL ADVICE

19.1.   Each party acknowledges that it has had the opportunity to receive separate and independent legal advice before entering into this Agreement and if any party has failed to obtain such advice it shall not be entitled to rely upon such failure to exercise any non-compliance with this Agreement.

20.WHOLE AGREEMENT

20.1.   This Agreement shall constitute the whole agreement between the parties and all prior representations, understandings, and undertakings of whatsoever kind or nature not included in this Agreement are hereby expressly excluded.

20.2.   No term is to be implied into this Agreement (all of which implied terms are hereby expressly excluded) by law or by statute except where such term cannot be expressly excluded.

21.JURISDICTION AND LAW

21.1.   This Agreement is to be governed by the Laws of the Republic of Indonesia and the Republic of Singapore and all parties consent and submit to the jurisdiction of the courts of Indonesia, Singapore or any other court of international jurisdiction for the resolution of any disputes arising out of this Agreement.

22.       ASSIGNMENT AND DELEGATION

22.1.   Either party may with the prior written consent of the other party assign its interest in this Agreement to any third party provided that all necessary Approvals are first obtained. Neither party shall unreasonably withhold its consent to such assignment.

22.2.   CS shall have the right at any time and from time to time during the Term to appoint or replace any Representative of CS, any delegate, agent or attorney to do anything on its behalf, excise any power or authority it might have and give any instruction or undertaking and to sign any document on its behalf or pursuant to any power conferred on it to give any promise or undertaking.

22.3.   PEMPROP SULAWESI SELATAN shall have the right at any time and from time to time during the Term to appoint or replace any Representative of PEMPROP SULAWESI SELATAN, any delegate, agent or attorney to do anything on its behalf, excise any power or authority it might have and give any instruction or undertaking and to sign any document on its behalf or pursuant to any power conferred on it to give any promise or undertaking.

23.POWERS OF ATTORNEY

23.1.   PEMPROP SULAWESI SELATAN hereby appoints CS as its due and lawful attorney for the purposes of doing any thing, signing any document, giving any undertaking or other thing as it relates to Carbon Credits and Biodiversity Credits relating to:-,

a.       enter into or complete any Trade;

b.        give  any undertakings to any Indonesian government authority; and

c.        The doing of any other act or thing as maybe reasonably and legitimately required in order to lawfully perform the Services.

23.2.   The Power of Attorney in clause 23.1 shall be irrevocable during the Term except as otherwise provided by proper termination.

24.   COUTERPARTS

24.1 This Agreement may be signed in as many counterparts as the parties so decide and all counterparts together shall constitute this Agreement.  This Agreement shall be deemed signed on the date and at the time the last signatory delivers such signed counterpart.

25. FORCE MAJEURE

25.1   No party shall be liable to the other where any Force Majeure Event prevents or delays the performance by that party of its obligations under this Agreement.

EXECUTED by all the parties as an Agreement on the day and year hereinbefore mentioned.

PERJANJIAN PELAYANAN

PERJANJIAN PELAYANAN INI dibuat pada tanggal Lima bulan Maret  2009.

                       DIANTARA :

CARBON STRATEGIC PTE LTD (Reg No. 200819627C)sebuah perusahaan yang didirikan di Singapore dan memiliki kantor registrasi dengan alamat, 20 Cecil Street, #14-01 Equity Plaza, Singapore 049705 dalam kapasitasnya (“CS”) sebagai Pihak Pertama.

                             DAN:

PEMERINTAH PROPINSI SULAWESI SELATAN, Sebuah Propinsi di Republik Indonesia (“INDONESIA”) dan memiliki kantor pemerintahan di Kota Makassar di Sulawesi Selatan (“SULAWESI SELATAN”).

                        U N T U K

KOTA MAKASSAR, sebuah Kota yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kota Makassar (“KOTA MAKASSAR”).

DAN:

KABUPATEN TAKALARsebuah Kabupaten di dalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor pemerintahan Kabupaten Takalar (“KABUPATEN TAKALAR”).

DAN:

KABUPATEN JENEPONTO sebuah Kabupaten di dalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor Kabupaten Jeneponto (“KABUPATEN JENEPONTO”).

DAN:

KABUPATEN GOWAsebuah Kabupaten yang berada di dalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Gowa (“KABUPATEN GOWA”).

DAN:

KABUPATEN SINJAIsebuah Kabupaten yang berada di dalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Sinjai (“KABUPATEN SINJAI”).

DAN:

KABUPATEN BANTAENGsebuah Kabupaten yang berada di dalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Bantaeng (“KABUPATEN BANTAENG”).

DAN:

KABUPATEN BULUKUMBA, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Bulukumba (“KABUPATEN BULUKUMBA”).

DAN:

KABUPATEN SELAYAR, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Selayar (“KABUPATEN SELAYAR”).

DAN:

KABUPATEN MAROS, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Maros (“KABUPATEN MAROS”).

DAN:

KABUPATEN PANGKEP, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Pangkep (“KABUPATEN PANGKEP”).

DAN:

KABUPATEN SOPPENG, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Soppeng (“KABUPATEN SOPPENG”).

DAN:

KABUPATEN BONE, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Bone (“KABUPATEN BONE”).

DAN:

KABUPATEN BARRU, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Barru (“KABUPATEN BARRU”).

DAN:

KABUPATEN PARE-PARE, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Pare-Pare (“KABUPATEN PARE-PARE”).

DAN:

KABUPATEN WAJO, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Wajo (“KABUPATEN WAJO”).

DAN:

KABUPATEN SIDENRENG RAPPAN, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Sidenreng Rappan (“KABUPATEN SIDENRENG RAPPAN”).

DAN:

KABUPATEN ENREKANG, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Enrekang (“KABUPATEN ENREKANG”).

DAN:

KABUPATEN PINRANG, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Pinrang (“KABUPATEN PINRANG”).

DAN:

KABUPATEN LUWU, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Luwu (“KABUPATEN LUWU”).

DAN:

KABUPATEN TANA TORAJA, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabuapten Tana Toraja (“KABUPATEN TANA TORAJA”).

DAN:

KABUPATEN LUWU UTARA, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Luwu Utara (“KABUPATEN LUWU UTARA”).

DAN:

KABUPATEN LUWU TIMUR, sebuah Kabupaten yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kabupaten Luwu Timur (“KABUPATEN LUWU TIMUR”).

DAN:

KEPULAUAN BONERATE, sebuah Kepulauan yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kepulauan Bonerate (“KEPULAUAN BONERATE”).

DAN:

KEPULAUAN SABALANA, sebuah Kepulauan yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kepulauan Sabalana (“KEPULAUAN SABALANA”).

DAN:

KEPULAUAN PABIRING, sebuah Kepulauan yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kepulauan Pabiring (“KEPULAUAN PABIRING”).

DAN:

KEPULAUAN SANGKARANG, sebuah Kepulauan yang berada didalam Propinsi SULAWESI SELATAN, Republik Indonesia (“INDONESIA”) dan memiliki kantor di Kepulauan Sangkarang (“KEPULAUAN SANGKARANG”).

SECARA BERSAMA-SAMA DISEBUT DALAM PERJANJIAN INI SEBAGAI “PEMPROP SULAWESI SELATAN”.

PRESENTASI:

A.   PEMPROP SULAWESI SELATAN memiliki hak bertindak atas nama pemerintah Daerah terhadap kawasan hutan yang berada dalam kawasan masing-masing Kota (“KOTA”), Kabupaten (“KABUPATEN”) danKepulauan (“KEPULAUAN”) yang   terdaftar di Agenda Satu.

B.  PEMPROP SULAWESI SELATAN merupakan kekuasaan pemerintahan daerah yang dibentuk berdasarkan Konstitusi Indonesia yang mewakili kawasan hutan Negara di dalam kabupaten yang terdaftar di Agenda Satu.

C.  Untuk mendapatkan semua izin Pemerintah Indonesia, CS telah mengajukan proposal kepada PEMPROP SULAWESI SELATAN untuk bertindak sebagai satu-satunya konsultan, agen dan kontraktor untuk mendukung ketentuan Pelayanan seperti disebutkan dalam Agenda Tiga agar dapat memfasilitasi akreditasi dan kuantifikasi dari Asset Karbon di Wilayah itu dan mengawasi serta mengelola Perdagangan Kredit Karbon dan Kredit Biodiversitas.

D.  Dengan mendapatkan semua Izin Pemerintah Indonesia, PEMPROP SULAWESI SELATAN memiliki wewenang atas nama kawasan hutan negara di masing-masing Kecamatan yang ada dalam kabupaten yang terdatar dalam agenda-1 untuk melakukan perjanjian dengan CS.

E.   Para pihak dengan ini menyepakati Perjanjian Pelayanan ini dengan hak, kekuasaan, wewenang, kewajiban dan tanggung jawab yang melekat padanya.

F.PEMPROP SULAWESI SELATAN menyepakati Perjanjian ini sebagai principal dan agen yang sah dari kawasan hutan Negara.

DENGAN DEMIKIAN PARA PIHAK SETUJU DENGAN HAL SEBAGAI BERIKUT:

1.   DEFINISI DAN INTERPRETASI

1.1.   Kata-kata dan ungkapan yang digunakan dalam Perjanjian ini dan dalam Agendanya kecuali konteksnya menjelaskan, akan berarti sebagai berikut ini:

         “Perjanjian” berarti perjanjian pelayanan dalam semua Agenda dan perubahan yang dibuat.

         “Persetujuan” berarti persetujuan apapun dari Pemerintah Daerah, Provinsi dan Kabupaten, badan internasional, secara individu yang diperlukan mengenai Kredit Karbon sehubungan dengan :

a)      Perjanjian ini;

b)     Perjanjian di kawasan hutan negara

c)      Perdagangan lain yang berhubungan dengan karbon

d)     Kegiatan lain yang menyangkut penjualan karbon;

e)      Atau tindakanseseorang yang berkaitan dengan penjualan karbon dan biodiversitas.

Agar perjanjian, Perdagangan atau kegiatan demikian dapat dilaksanakan, dan sah menurut hukum.

“Bank”berarti bank yang diberikan izin dalam wilayah tempat Rekening Bersama Para Pihak akan dibuka.

“Asset Biodiversitas”berarti keberagaman diantara organisme kehidupan dari semua sumber, yang berkaitan dengan bumi, laut dan ekosistem air lainnya serta keragaman ekologi tempat mereka menjadi bagian darinya; termasuk keragaman dalam spesies, diantara spesies, dan dari ekosistem di dalam Hutan.

“Kredit Biodiversitas”berarti unit yang diperdagangkan dan dikenal secara internasional mengukur keberagaman diantara organisme kehidupan dari semua sumber, yang berkaitan dengan bumi, laut dan ekonsistem air lainnya serta keragaman ekologi tempat mereka menjadi bagian darinya; termasuk keragaman dalam spesies, diantara spesies dan dari ekosistem

“GUBERNUR SULAWESI SELATAN”berarti orang yang dipilih mewakili penduduk di Propinsi SULAWESI SELATAN melalui pemilihan kepala Daerah sesuai dengan konstitusi yang dapat berubah dari waktu ke waktu.

“Bupati”berarti pejabat senior yang dipilih dari Kabupaten yang mewakili penduduk dari Kabupaten itu.

“Asset Karbon”berarti jumlah ton dari karbon yang disimpan, dikenal oleh badan-badan internasioal dengan maksud memberi kuasa dan mengakui Kredit Karbon, pada Pohon-pohon, tanaman dan tanah di Lahan itu.

“Kredit Karbon”berarti unit yang dikenal dan dapat diperdagangkan secara internasional sama dengan pembuangan satu ton karbon dioksida atau gas rumah kaca yang setara ke atmosfir, atau pencegahan satu ton karbon dioksida atau setara dengannya dalam pembuangan gas rumah kaca ke atmosfir.

”Kota”berarti satu daerah istimewa yang terletak di kawasan PEMPROP SULAWESI SELATAN yang tidak dibawah pimpinan kabupaten dan yang mempunyai administrasi sendiri.

“Konsumen”berarti kapanpun seseorang mendapatkan hak untuk menggunakan atau memperoleh keuntungan dari pemanfaatan Kredit Karbon atau kredit Biodiversitas.

“Penggunaan Normal”berarti semua hak normal dalam pengertian kepemilikan lahan di Indonesia dan termasuk semua hak milik sehubungan dengan lahan yang timbul dan diatur oleh Adat. Tanpa membatasi definisi ini, penggunaan normal itu termasuk penggunaan lahan oleh Penduduk PEMPROP SULAWESI SELATAN sesuai dengan gaya hidup tradisional dan normal, termasuk penanaman semua tanaman panen, pembebasan area bagi perumahan penduduk, bangunan dan area umum dengan mematuhi Rencana Management Hutan PEMPROP SULAWESI SELATAN masing-masing.

“Tanggal Efektif”berarti tanggal diterimanya semua Izin yang diperlukan bagi Perjanjian ini agar dapat berlaku sah.

“Syarat-syarat Penting”berarti syarat-syarat dari Perjanjian ini yang secara khusus disebut sebagai Syarat-syarat Penting atau syarat berdasarkan sifatnya adalah penting untuk salah satu pihak dan jika tidak dimasukkan pihak itu maka perjanjian ini tidak berlaku.

“Konsultan Eksternal”berarti Orang-orang yang ditunjuk oleh CS untuk membantunya menyediakan Layanan ini atau orang-orang yang ditunjuk PEMPROP SULAWESI SELATAN untuk mengelola dan mendukung Asset Karbon.

“Biaya-biaya”berarti semua biaya dalam jenis atau sifat apapun ditanggung CS dalam menyediakan Layanan ini, termasuk semua fee Konsultan Eksternal, fee hukum dan akuntansi, perjalanan udara, biaya akomodasi dan komisi tetapi tidak termasuk Pajak.

“Hutan” berarti ekonsistem atau kumpulan ekosistem didominasi oleh pepohonan dan tumbuhan kayu lainnya.

“Peristiwa Luar Biasa” berarti keadaan atau penundaan apapun diluar kontrol yang dapat diterima dari satu pihak yang mencegah pihak itu melaksanakan atau menjalankan kewajiban apapun berdasarkan Perjanjian ini baik untuk jangka waktu yang tidak terbatas atau dalam waktu yang disebutkan dalam melaksanakan kewajiban demikian dalam Perjanjian ini. Tanpa membatasi keadaan yang mungkin merupakan Peristiwa Luar biasa, hak ini akan termasuk keadaan atau penundaan relevan apapun yang muncul dari tindakan industrial, kebakaran, perang, aksi terorisme, ledakan, huru hara sipil, perubahan pemerintahan (Kudeta), badai, banjir, prahara, gempa bumi, gelombang pasang atau undang-undang.

“Rencana Management Kehutanan” berarti management Hutan dan Pohon-pohon, rencana keamanan dan pemeliharaan yang dikembangkan oleh PEMPROP SULAWESI SELATAN berkonsultasi dengan CS untuk meyakinkan tindakan tertulis untuk Konsumen yang relevan dalam Perdagangan itu dan untuk semua Orang yang relevan lainnya selama Konsumen diberikan hak yang menguntungkan dari Kredit Karbon dan Kredit Biodiversitas, Orang-orang Kabupaten dan Kecamatan tidak akan mengurangi, mengambil hasil, merusak atau memotong Pohon-pohon pada Lahan yang merujuk pada Kredit Karbon dan Kredit Biodiversitas atau izin dari pihak ketiga manapun untuk mengurangi, mengambil hasil atau merusak dan menebang Pohon-pohon pada lahan Kredit Karbon dan Kredit Biodiversitas untuk melindungi Asset Karbon selama jangka waktu Kontrak.

“Pendapatan Bruto”berarti pendapatan bruto yang diterima dari seorang Konsumen sehubungan Perdagangan Kredit Karbon dan Kredit Biodiversitas sebelum Pajak, pembayaran atau distribusi tetapi setelah beban Bank (dalam jenis atau sifat apapun termasuk pajak transaksi bank) dan biaya-biaya Perdagangan diselesaikan.

“Indonesia”berarti Negara Kesatuan Republik Indonesia.

“Kepulauan” berarti sautu kelompok pulau-pulau yang terletak di dalam wilayah, ditetapkan oleh Pemerintah Indonesia memberikan kuasa kepada PEMPROP SULAWESI SELATAN.

“Kecamatan”berarti kecamatan yang berada di Kabupaten, ditetapkan oleh Pemerintah Indonesia memberikan kuasa kepada PEMPROP SULAWESI SELATAN menyepakati Perjanjian ini, dengan tiap Kabupaten terdaftar dalam Agenda Satu, dan termasuk semua Kecamatan lain setelah tanggal perjanjian ini untuk memberi kuasa kepada PEMPROP SULAWESI SELATAN untuk bertindak atas nama dan menyetujui untuk terikat dalam syarat-syarat Perjanjian ini.

“Penduduk Kecamatan”berarti penduduk yang diakui Pemerintah Indonesia sebagai penduduk resmi dalam  Kecamatan itu.

“Kawasan”berarti Kawasan Hutan Negara dalam pengertian konstitusi Indonesia atau peraturan perundang-undangan, sebagai kawasan yang berada dalam kecamatan dan termasuk dalam wilayah Kecamatan pada tanggal perjanjian ini merupakan lahan yang digambarkan pada Agenda dua dan lahan lain yang menjadi pokok Perjanjian ini dari waktu ke waktu.

“Pemilik Kawasan Hutan”berarti pemerintah yang memiliki hak untuk mengurus terhadap kawasan hutan sesuai dengan syarat-syarat Perjanjian ini.

“Hukum” berarti kapanpun selama jangka waktu perjanjian, semua peraturan, pakta, peraturan tersendiri, konvensi, undang-undang, pertimbangan, protokol, peraturan yang mendasari hukum, peraturan dari hukum adat dan ekuitas, peraturan transaksi  yang berkaitan dengan perdagangan karbon  dan peraturan atau peraturan tambahan apapun yang dibuat berdasarkan undang-undang baik yang dirubah, digabungkan, ditambahkan, atau digantikan dan termasuk semua hukum adat dan undang-undang Indonesia yang berlaku untuk perjanjian ini.

“Pemberitahuan”berarti pemberitahuan tertulis, komunikasi, atau korespondensi yang diberikan satu pihak pada pihak lain, sehubungan dengan Perjanjian ini, dalam bentuk surat, faksimil atau jasa surat ke alamat resmi pihak itu yang ada dalam daftar pada tanggal pelayanan oleh pihak berwenang tempat entitas pihak itu terdaftar.

“Rekening Bersama Para Pihak”berarti rekening Bank yang dibuka atas nama bersama dari CS dan PEMPROP SULAWESI SELATAN atau agent mereka yang ditetapkan selama jangka waktu perjanjian dan didalam rekening itu akan dibayarkan Pendapatan Bruto dari masing-masing Perdagangan dan semua pembayaran yang diperlukan berdasarkan petunjuk yang sesuai dengan Perjanjian ini.

“Orang” berarti individu, perusahaan, badan usaha, kemitraan, perserikatan, pemerintah daerah atau entitas lain apapun dan dimanapun, termasuk berlaku untuk pengganti dari orang itu, wakil sah, dan dalam hal perusahaan termasuk likuidator dan kontroler.

“Kantor Resmi”berarti kantor yang diberitahukan oleh Bupati atau Kepala entitas pihak itu sebagai kantor resmi berdasarkan yurisdiksi hukum dari negara masing-masing.

“Perwakilan PEMPROP SULAWESI SELATAN”berarti individu sebagai wakil sah PEMPROP SULAWESI SELATAN dengan memberitahukan secara tertulis kepada CS.

“Wakil CS”berarti Pimpinan yang diberi wewenang oleh Dewan CS, atau individu lain sebagai orang yang ditunjuk CS dengan memberitahukan secara tertulis ke PEMPROP SULAWESI SELATAN sebagai wakilnya.

“Agenda”berarti agenda Perjanjian ini.

“Layanan”berarti Layanan yang diterangkan dalam Agenda Tiga.

"Fee Jasa" berarti biaya netto dalam menjalankan jasa sebesar 10% dari Total Pendapatan Bruto Perdagangan.

“Pajak” berarti pajak langsung atau tidak langsung untuk suatu transaksi dibebankan pada penghasilan berdasarkan perjanjian ini atau hukum yang berlaku.

“Jangka waktu” adalah periode waktu dua puluh tahun dari Tanggal Berlaku Perjanjian ini kecuali dihentikan secara sah sebelum berakhirnya periode perjanjian.

“Tahun Perdagangan”berarti periode waktu dua belas bulan dari tahun pertama Kredit Karbon dan Kredit Biodiversitas dijalankan dari Asset Karbon diperdagangkan.

“Pohon-pohon”berarti semua pohon dalam bentuk apapun yang ada saat ini atau kapanpun di masa depan tumbuh di lahan tersebut dan termasuk pohon yang ditetapkan pihak berwenang mengenai lahan hutan di Indonesia.

“Perdagangan” Transaksi yang diterima dari konsumen berhubungan dengan Kredit Karbon dan Kredit Biodiversitas baik dimanfaatkan sekarang atau dimasa depan, baik dengan opsi atau turunan lain.

1.2.   Merujuk pada bentuk tunggal termasuk jamak dan sebaliknya.

1.3.   Merujuk pada kutipan, klausa, agenda, indeks atau item berarti kutipan, klausa, agenda, indeks atau item.

1.4.   Pemberitahuan berarti pemberitahuan, permintaan, penunjukan tertulis atau komunikasi oleh satu pihak atau pihak lain.

1.5.   Judul dalam perjanjian ini hanya untuk kemudahan belaka dan diabaikan dalam Perjanjian ini.

1.6.   Bahwa sebuah kata atau ungkapan ditetapkan, bentuk-bentuk tata bahasa lainnya memiliki makna yang sesuai.

2.   TANGGAL BERLAKU

2.1.   Kecuali klausa ini dan klausa 1, tidak ada hak, kewajiban atau pengaruh apapun sampai saat Tanggal Berlaku perjanjian ini.

2.2.   Untuk memberikan keyakinan bahwa para pihak menikmati keuntungan perjanjian ini sepenuhnya, PEMPROP SULAWESI SELATAN atas nama sendiri dan atas nama pemilik lahan sampai Tanggal Berlaku perjanjian ini, tidak akan menyepakati perjanjian, rencana atau kesepahaman apapun dengan siapapun yang mengurangi atau mengganggu nilai Asset Karbon atau Asset Biodiversitas saat ini atau berikutnya.

2.3.   Masing-masing pihak setuju bekerja sama, dengan itikad baik dan usaha terbaiknya untuk segera menyelesaikan semua dokumen, dan melakukan semua tindakan dan memberikan jaminan yang diperlukan agar Izin diberikan, sebelum Tanggal Berlaku perjanjian ini, dan menggunakan kekuasaannya untuk meyakinkan bahwa Tanggal Berlaku perjanjian ini berjalan dengan baik.

2.4.   Jika Tanggal Berlaku perjanjian ini tidak terjadi dalam 6 (enam) bulan maka salah satu pihak dalam 2 (dua) bulan setelah itu boleh menghentikan Perjanjian ini dengan pemberitahuan tertulis pada pihak lain. Satu pihak akan diberikan hak untuk memberitahukan penghentian Perjanjian ini jika pihak itu gagal melakukan semua usaha yang dibutuhkan pihak itu untuk mendapatkan izin yang diperlukan agar mencapai Tanggal Berlaku. Jika tidak ada pemberitahuan tertulis dalam periode waktu dua bulan, pihak itu dianggap telah melepaskan hak untuk memberitahukan. Tidak ada pihak yang diberikan hak untuk memberikan Pemberitahuan Penghentian perjanjian berdasarkan klausa ini jika gagal mematuhi kewajibannya berdasarkan klausa 2.2. dan klausa 2.3.

3.   OTORITAS PEMPROP SULAWESI SELATAN DAN PENUNJUKKAN CS

3.1.   PEMPROP SULAWESI SELATAN mewakili CS mendapatkan wewenang dari kawasan hutan dari masing-masing Kecamatan dalam masing-masing Kabupaten yang terdafter dalam Agenda Satu untuk menyepakati Perjanjian ini. PEMPROP SULAWESI SELATAN selanjutnya dengan wewenang sah yang dimilikinya dan usaha kerasnya bertindak dengan itikad baik berdasarkan hukum yang berlaku dan mengikat.

3.2.   PEMPROP SULAWESI SELATAN selanjutnya   menyatakan kepada CS bahwa:

      3.2.1.    Bupati yang mewakili Kecamatan yang terdapat dalam masing-masing Kabupaten yang behubangan dengan Persteujuaan ini dan terdafter dalam Agenda Satu saat ini, dan memiliki kekuasaan atas nama Kawasan Hutan Negara  untuk mengesahkan Perjanjian ini; dan

      3.2.2.    Tanda tangan yang ada dalam kolom keempat Agenda Satu merupakan tanda tangan Bupati yang mewakili Kabupaten dan Kecamatan yang disebutkan dalam kolom satu dalam Agenda Satu.

3.3.   PEMPROP SULAWESI SELATAN menyatakan kepada  CS bahwa total area lahan pada tanggal Perjanjian ini yang terlibat dalam Persetujuaan ini lebih kurang 2.000.000 hektar Hutan berisi Asset Karbon dan Asset Biodiversitas terancam jika tidak masuk dalam perjanjian ini.

3.4.   PEMPROP SULAWESI SELATAN menyatakan kepada CS bahwa PEMPROP SULAWESI SELATAN tidak boleh menyepakati apapun yang sama dengan Perjanjian ini yang menjanjikan untuk tidak menebang pohon dikawasan hutan dan tidak mengetahui perjanjian dengan Orang lain untuk menyepakati perjanjian yang sama yang berpengaruh dan berlaku untuk kawasan tersebut.

3.5.   PEMPROP SULAWESI SELATAN dengan ini menunjuk atas dasar khusus:

      3.5.1.    CS menjalankan dan menyediakan Layanan yang digambarkan dalam Agenda Tiga (Layanan CS), selama jangka waktu perjanjian. CS dengan ini menerima dan setuju menjalankan dan melaksanakan Layanan itu bagi PEMPROP SULAWESI SELATAN dalam jangka waktu yang digambarkan dalam klausa 4.

3.6.      PEMPROP SULAWESI SELATAN mengakui bahwa CS dapat menunjuk Konsultan Eksternal dengan memberitahu kepada PEMPROP SULAWESI SELATAN, yang dianggap kompeten dan mampu menjalankan Layanan itu atau membantu CS menjalankan Layanan. Semua Layanan yang dijalankan atau dilaksanakan oleh Konsultan Eksternal akan dianggap dijalankan atau dilaksanakan oleh CS.

3.7.      CS mungkin tidak mengikutsertakan Konsultan Eksternal manapun ynag telah ditunjuk oleh PEMPROP SULAWESI SELATAN dalam mengelola Asset Karbon atau melaksanakan ketentuan LAYANAN oleh CS kecuali kalau disetujui bersama oleh para pihak.

3.8.      CS mengakui bahwa PEMPROP SULAWESI SELATAN mungkin mengikutsertakan Konsultan Eksternal yang dianggap mampu mendukung dan mengatur Kredit Karbon, untuk memenuhi kewajibannya berdasarkan Perjanjian ini dan untuk melaksanakan penerapan Layanan oleh CS. PEMPROP SULAWESI SELATAN mungkin tidak mengikutsertakan Konsultan Eksternal manapun yang telah ditunjuk oleh CS dalam menyediakan LAYANAN kecuali kalau disetujui bersama oleh para pihak.

4.   PERTIMBANGAN

4.1.   Dalam mempertimbangkan tugas CS melaksanakan dan menjalankan Layanan selama Jangka Waktu Perjanjian PEMPROP SULAWESI SELATAN atas nama diri sendiri dan masing-masing Kabupaten yang mewakili Kecamatan dengan ini secara terpisah dan bersama-sama setuju untuk membayar Fee Layanan pada CS secara langsung atas fee yang sama.

4.2.   Selanjutnya diakui oleh para pihak bahwa 10% dari Pendapatan Bruto Perdagangan akan disediakan kepada CS, beban dan fee yang tepat dan sah dalam menyediakan Layanan atau membayar konsultan pihak ketiga yang dilibatkan oleh CS baik secara langsung atau atas nama CS dan biayanya perlu untuk membantunya, memfasilitasi atau mendapatkan dana bagi Izinapapun yang diperlukan, atau Perdagangan yang dimaksudkan oleh Perjanjian ini. Agar dana itu tidak dihitung kembali untuk PEMPROP SULAWESI SELATAN. 10% dari Pendapatan Bruto ini bagi biaya dan fee konsultan pihak ketiga akan ditambahkan pada Fee Layanan merujuk pada arahan pada Bank dan akan dikurangi dari fee yang dibagi secara adil seperti dinyatakan dalam klausa 4.4.2.

4.3.   CS setelah Tanggal Berlaku dan sebelum Perdagangan pertama akan menyusun pembukaan Rekening Bersama Para Pihak pada Bank, peserta penandatangan akan merupakan perwakilan dari PEMPROP SULAWESI SELATAN dan CS. Perwakilan diberikan wewenang untuk melakukan semua hal yang diperlukan untuk membuka Rekening Bersama Para Pihak sesuai dengan klausa 4.4. dan melakukan tindakan atau memberikan jaminan yang diperlukan Bank.

4.4.   Para Pihak harus memberikan pedoman untuk seluruh jangka waktu kontrak yang berlaku bagi masing-masing Perdagangan pada Bank dimana:

      4.4.1.    80% dari Pendapatan Bruto yang diterima dalam Rekening Bersama Para Pihak harus secara elektronik ditransfer ke rekening yang ditunjuk PEMPROP SULAWESI SELATAN.

      4.4.2.    20% dari Pendapatan Bruto yang diterima dalam Rekening Bersama Para Pihak harus ditransfer ke Rekening yang ditunjuk CS. Pendapatan ini merupakan Fee Layanan dan tambahan 10% bagi biaya dalam menjalankan Layanan dan bagi biaya konsultan pihak ketiga eksternal sesuai dengan klausa 4.2.

4.5.   Bahwa fee atau beban Bank apapun akan dibagi rata diantara penerima sesuai dengan klaim persentase masing-masing.

4.6.   Bahwa bunga apapun yang didapatkan pada Pendapatan Bruto akan dibagi rata diantara penerima sesuai dengan klaim persentase masing-masing.

4.7.   PEMPROP SULAWESI SELATAN akan secara langsung memberitahukan CS semua rincian rekening bank untuk memfasilitasi pembayaran yang dimaksudkan klausa 4.4.1 secara elektronik ditransfer ke dalam rekening yang ditunjuk.

4.8.   CS diluar jumlah yang diterima dalam klausa 4.4.2 harus membayar semua Biaya terhutang sehubungan dengan Layanan atau apapun yang dilaksanakan olehnya berdasarkan Perjanjian ini dan CS mengganti kerugian PEMPROP SULAWESI SELATAN terhadap kewajiban apapun sifatnya dan bagaimana pun munculnya sebagai akibat kegagalan CS membayar Biaya terhutang.

5.   HUBUNGAN PARA PIHAK

5.1.   Para Pihak mengakui bahwa mereka tidak dalam kemitraan, tidak dalam joint venture, hanya hubungan yang tercipta karena Perjanjian ini dengan principalnya adalah pihak Pemerinath Propinsi  dan kontraktor adalah CS.

5.2.   CS mengakui bahwa tidak ada tersebut dalam Perjanjian ini memberikan padanya hak atau kepentingan apapun pada Kawasan hutan, atau dalam hak-hak adat atau dalam Asset Karbon dengan maksud bahwa terhadap hak tunggal CS itu harus dibayarkan Fee Layanan yang disebutkan dalam Klausa 4.4. jika dan ketika ada sebuah Perdagangan.

5.3.   Diakui secara eksplisit bahwa masing-masing pihak bertanggung jawab membayar semua pajak yang dibebankan padanya.

6.   OTORITAS MEMBERIKAN JAMINAN DAN TINDAKAN

6.1.   PEMPROP SUMABR dengan ini memberi kuasa kepada CS (sebagai kekuasaan tetap mengenai masing-masing Perdagangan selama Jangka Waktu Perjanjian);

      6.1.1.    Atas nama PEMPROP SULAWESI SELATAN memberikan jaminan dalam bentuk tanggung jawab tertulis pada Konsumen yang relevan dalam Perdagangan itu dan pada semua Orang lain yang relevan selama Konsumen itu diizinkan untuk mendapatkan keuntungan dari Kredit Karbon dan Kredit Bioversitas , Kabupaten dan Orang-orang Kecamatan tidak akan memotong, memanen, merusak, menebang pohon-pohon pada Kawasan hutan tempat Kredit Karbon dan Kredit Bioversitas itu atau mengizinkan pihak ketiga manapun untuk memotong, memanen, merusak atau menebang pohon-pohon pada Kawasan Hutan tempat Kredit Karbon  dan Kredit Bioversitas itu dan akan menempatkan sumber daya apapun yang diperlukan untuk menerapkan Rencana-rencana Managemen Hutan masing-masing untuk meyakinkan bahwa tindakan-tindakan ini dilaksanakan dan Asset Karbon dan Bioversitas dipelihara dan dilindungi selama Jangka Waktu Perjanjian.

      6.1.2.    Memberikan tanggung jawab atau jaminanyang diperlukan untuk menjalankan atau menyelesaikan Perdagangan itu.

      6.1.3.    Untuk melalukan hal lain yang mungkin diperlukan untuk meyakinkan Perdagangan dapat dijalankan sesuai dengan prosedur, persyaratan dan bentuk apapun kapanpun selama jangka waktu perjanjian berlaku untuk negosiasi Kredit Karbon dan Kredit Biodiversitas.

6.2.   Untuk maksud klausa 6.1. PEMPROP SULAWESI SELATAN dengan ini menunjuk CS sebagai kuasa sahnya untuk menandatangani semua hal atas namanya yang mungkin diperlukan untuk memberikan tanggung jawab dan menjalankan semua hal menurut klausa 6.1. Penunjukkan ini tidak akan bisa ditarik kembali oleh PEMPROP SULAWESI SELATAN selama jangka waktu Perjanjian.

6.3.   Tanggung jawab dan jaminan sesuai dengan klausa ini akan secara eksplisit tetap memperbolehkan penduduk sekitar kawasan hutan untuk melaksanakan aktifitas keseharian  dari Penduduk PEMPROP SULAWESI SELATAN

7.   IZIN SETELAH TANGGAL BERLAKU

7.1.   Mengenai masalah apapun yang muncul diluar Perjanjian ini jika ada diperlukan izin dari Pemerintah Indonesia setelah Tanggal Berlaku dan masing-masing Pihak akan segera mengurus izin itu dan masing-masing pihak akan bekerja sama dan menandatangani semua dokumen dan melakukan semua tindakan yang mungkin diperlukan untuk mendapatkan izin itu. Satu Pihak agar segera mengurus izin apapun yang diperlukan dari Pemerintah Indonesia dan jika izin itu tidak didapatkan dalam 18 (delapan belas)  bulan dari tanggal itu maka pihak itu perlu memberitahukan secara tertulis pada pihak lain untuk menghentikan Perjanjian ini.

7.2.   Mengenai masalah yang muncul di luar Perjanjian ini berdasarkan undang-undang maka parapihak wajib memberitahukan keadaan atau peristiwa apapun yang dilakukan pihak itu pada pihak lain.

7.3.   Jika ada beberapa perubahan dalam Undang-undang yang :

      7.3.1.    merubah beberapa klausa dari Perjanjian ini sehingga tidak dapat dilaksanakan;

       7.3.2.    merubah Perjanjian ini secara tidak sah;

      7.3.3.    merusak atau mempengaruhi secara material kemampuan salah satu pihak untuk menikmati keuntungan dari sesuai dengan butir 7.3, termasuk Perjanjian ini;

      7.3.4.    mencegah atau melarang pihak manapun menjalankan kewajiban berdasarkan Perjanjian ini; atau

      7.3.5.    secara material mempengaruhi (baik menguntungkan atau merugikan) hak-hak atau kekuasaan pihak manapun berdasarkan Perjanjian ini,

         Maka masing-masing pihak setuju untuk melakukan semua hal yang diperlukan merubah Perjanjian ini untuk melindungi atau meningkatkan hak-hak, kekuasaan dan keuntungan yang dihasilkan oleh Perjanjian ini.

7.4.   Diakui oleh para pihak bahwa mereka akan bekerjasama secara bersama-sama atau sendiri-sendiri dan membantu satu sama lain untuk melakukan semua hal untuk:

      7.4.1.    Mendapatkan semua Izin yang diperlukan bagi Perdagangan Kredit Karbon.

      7.4.2.    Mendapatkan semua Izin yang diperlukan untuk Perdagangan Kredit Biodiversitas.

      7.4.3.    Untuk memastikan kepatuhan dengan semua Izin yang diterima sebelumnya.

      7.4.4.    Dan menciptakan Perdagangan Kredit Karbon dan Kredit Biodiversitas dalam hal mereka diberi hak dari Asset Karbon.

8.   KEWAJIBAN GADAI

8.1.   Masing-masing pihak mengakui berhutang kewajiban gadai pada masing-masing pihak lain, termasuk tugas-tugas:

              a. Menghindari konflik kepentingan diantara kepentingan parapihak secara keseluruhan.

              b. Untuk selalu bertindak dengan itikad baik berhubungan dengan para pihak;

              c. Untuk bekerja sama dan bertindak wajar dan dapat diterima terhadap para pihak;

              d. Tidak menghasilkan keuntungan rahasia atau komisi rahasia apapun

              e. Kapanpun tidak akan meremehkan atau membawa keburukan pada pihak lain dengan tindakan atau kelalaian melakukan apapun dengan sengaja menyebabkan kerugian pada pihak lain.

8.2.   Bahwa salah satu pihak mengontrol atau memegang uang apapun yang mewakili hak dari pihak lain atau hak dari Pemilik Kawasan Hutan dan masing-masing pihak mengakui hal demikian sebagai wali amanat  bagi pihak lain atau (jika berlaku) Pemilik Kawasan Hutan menjadi Orang atau Orang-orang yang diberi hak atas keuntungan uang itu.

9.   PERTEMUAN DAN ARAHAN

9.1.   Para pihak sesuai dengan Perjanjian Layanan ini akan bertemu paling tidak sekali setahun selama Jangka Waktu Perjanjian dan pada masing-masing waktu itu pihak manapun perlu memberitahukan secara tertulis pada pihak lain 3 (tiga) bulan sebelumnya.

9.2.   Paling tidak satu bulan sebelum pertemuan para pihak, maka pihak yang mengundang pertemuan akan mempersiapkan agenda yang perlu didiskusikan pada pertemuan. Pihak lain mungkin dalam satu minggu menerima agenda itu menambahkan item lain yang dianggap tepat dan dalam minggu itu memberikan perubahan agenda pada pihak yang mengundang rapat. Agenda dan perubahannya harus menyebutkan perwakilan dan penasehat profesional (jika ada) yang diajukan untuk hadir atas nama pihak manapun.

9.3.   Masing-masing pihak akan menunjuk paling tidak satu wakil dan tidak lebih dari tiga wakil menghadiri rapat itu. Pimpinan rapat akan menjadi wakil dari pihak yang memanggil rapat. Masing-masing pihak akan diizinkan untuk memiliki penasehat profesional yang ditunjuk dalam agenda atau agenda perubahan menghadiri rapat tetapi tidak boleh berpartisipasi aktif apapun dalam rapat kecuali sebagai penasehat untuk wakil pihak yang memerlukan kehadiran mereka.

9.4.   Gubenor atau Bupati akan diizinkan untuk menghadiri rapat apapun atas namanya sendiri atau sebagai seorang pengamat.

9.5.   Para pihak secara bersama-sama dapat memberikan arahan yang mereka anggap tepat untuk CS.

10.   CATATAN DAN INSPEKSI

10.1. CS harus menjaga (secara bersama-sama atau sebaliknya) dan selalu siap bagi inspeksi oleh PEMPROP SULAWESI SELATAN yang berikut:

      10.1.1.  catatan lengkap yang memperlihat-kan pandangan yang benar dan wajar dari semua Perdagangan, dan semua Pendapatan Bruto yang diterima dari Perdagangan;

      10.1.2.  laporan semua hasil rapat diantara wakilnya dan wakil PEMPROP SULAWESI SELATAN.

      10.1.3.  semua dokumen berhubungan dengan akreditasi, penilaian dan pengenalan Kredit Karbon dan Kredit Bioversitas;

      10.1.4.  dan dokumentasi lain yang berhubungan dengan pelaksanaan Jasa itu.

10.2. PEMPROP SULAWESI SELATAN berhak untuk mendapatkan semua dokumen sesuai dengan klausa 10.1 yang akan disediakan oleh CS.

11.   INFORMASI

11.1. Semua pihak akan selalu menyediakan semua informasi yang dibutuhkan oleh pihak lain untuk memfasilitasi melakukan tindakan atau hal apapun. Satu pihak yang menyediakan informasi itu harus mengambil semua langkah yang diperlukan untuk meyakinkan bahwa informasi itu adalah benar, lengkap, akurat dan tidak menyesatkan dalam aspek materialnya.

12.   AUDIT

12.1. Pihak manapun mungkin memerlukan catatan sesuai dengan klausa 10 dan informasi dokumentasi apapun yang disediakan sesuai klausa 11 untuk diaudit oleh seorang auditor yang ditunjuk olehnya  dan atas biayanya sendiri.. Pihak lain akan bekerja sama sepenuhnya, menyediakan semua bantuan dan menjawab semua pertanyaan yang diajukan auditor itu. Pihak yang menunjuk auditor informasi tertulis dari auditor mengenai masalah yang merupakan subyek dari audit.

12.2. Auditor akan memiliki akses pada semua catatan dan dokumen sesuai klausa 10 dan akan diizinkan untuk mengcopynya atas biaya dari pihak yang menunjuknya.

12.3. Pihak yang menunjuk auditor akan meyakinkan bahwa copy laporan audit disediakan secara langsung untuk pihak lain.

13.ITIKAD BAIK & KERJASAMA

13.1. Masing-masing pihak setuju dan berjanji untuk bertindak dengan itikad baik dalam berhubungan dan bekerja sama memberikan bantuan yang diminta oleh pihak lain.

13.2. Sepanjang satu pihak tidak melanggar Perjanjian Layanan ini maka pihak lain tidak akan bertindak atau lalai melakukan apapun yang mungkin merugikan para pihak.

14.   KERAHASIAAN

14.1. Informasi rahasia termasuk semua informasi baik dalam bentuk tertulis atau elektronik atau diungkapkan secara verbal yang sifatnya rahasia atau pihak yang mengungkapkan telah menyatakan atau menganggap sebagai pribadi, rahasia, tidak diungkapkan atau dijelaskan mengenai akses dan penggunaannya. Informasi rahasia tidak termasuk informasi yang menjadi domain publik kecuali kalau menjadi domain publik karena kesalahan pengungkapan oleh satu pihak.

14.2. Masing-masing pihak menganggap pihak lain menjaga kerahasiaan semua informasi yang diungkapkan salah satu pihak pada pihak lain tentang bisnis, strategi, jasa atau produk lain dan yang dinyatakan rahasia atau sifatnya rahasia. Masing-masing pihak selanjutnya menganggap dan berjanji pada pihak lain bahwa dia hanya akan menggunakan informasi rahasia itu dengan itikad baik, tepat dan sah. Klausa ini merupakan Syarat Penting.

14.3. Tidak satu pihak pun boleh memberikan akses pada informasi rahasia manapun atau mengizinkan akses itu diberikan pada pihak ketiga manapun tanpa izin tertulis dari pihak yang menyatakan informasi rahasia itu. Klausa ini merupakan Syarat Penting.

14.4. Masing-masing pihak mengakui bahwa kerugian tidak akan menjadi jawaban yang cukup bagi pelanggaran klausa ini atau kerentanan pelanggaran dari klausa ini, dan bahwa hak pihak yang informasi rahasianya diungkapkan atau terancam diungkapkan dalam pelanggaran klausa ini untuk berhak mendapatkan perintah pengadilan atau perintah lain yang mungkin diperlukan untuk melindungi informasi rahasianya.

14.5. Para pihak menyatakan bahwa dia tidak akan melakukan pelanggaran dari klausa ini bagi pihak manapun untuk menggunakan atau mengungkapkan informasi rahasia apapun.

14.6. Dalam hal Konsultan Eksternal, dinyatakan bahwa mereka dari waktu ke waktu akan diberikan akses dan menggunakan informasi rahasia yang disediakan oleh satu pihak. Penggunaan atau akses oleh Konsultan Eksternal adalah bagi maksud yang tepat, sah dan kuat dan/atau dalam memfasilitasi Perdagangan yang tidak melanggar kerahasiaan perjanjian ini. Konsultan Eksternal itu akan ditunjuk berdasarkan syarat dan kondisi dari Perjanjian Kerahasiaan.

14.7. PEMPROP SULAWESI SELATAN akan diizinkan untuk mengungkapkan informasi rahasia bagi masing-masing Kabupaten dan Kecamatan karena perlu bagi kepentingan Penduduk Kecamatan itu.

15.   KEKAYAAN INTELEKTUAL

15.1. Perjanjian ini tidak memberikan kepentingan atau hak apapun dalam kekayaan intelektual. Bahwa satu pihak diizinkan untuk menggunakan kekayaan intelektual dari pihak lain harus dalam kondisi yang ditentukan oleh pihak lain yang memiliki kekayaan intelektual itu. Klausa ini merupakan Syarat Penting.

15.2. Jika ada pelanggaran terhadap klausa ini, pihak yang melanggar itu harus memberikan ganti rugi terhadap kerugian, kewajiban, beban dan biaya pihak yang dirugikan yang merupakan konsekuensi langsung atau tidak langsung dari pelanggaran ini.

16.   JANGKA WAKTU DAN PENGHENTIAN

16.1. Jika kapan pun setelah Tahun Perdagangan pertama CS tidak mungkin untuk Memperdagangkan secara kolektif paling tidak 30% dari Kredit Karbon dan Kredit Bioversitas yang tersedia untuk Diperdagangkan pada Tarif Pasar kecuali ketentuan memilih yang digambarkan dalam klausa 6.4 dalam Tahun Perdagangan, dalam dua bulan berakhirnya Tahun Perdagangan salah satu pihak mungkin memberitahukan secara tertulis pada pihak lain untuk menghentikan Perjanjian ini. Satu pihak hanya diizinkan untuk menggunakan klausa ini jika telah berusaha memfasilitasi Perdagangan. Hal ini akan juga menjadi hak Penghentian. Jika pemberitahuan tertulis tidak diberikan dalam periode waktu dua bulan, pihak itu akan dianggap melepaskan haknya untuk memberitahukan. Para pihak tidak diizinkan untuk menyampaikan Pemberitahuan Penghentian berdasarkan klausa ini jika gagal mematuhi kewajibannya berdasarkan klausa 7.4.

16.2. Bahwa sebuah pelanggaran dapat diperbaiki, pihak manapun dapat memberikan pemberitahuan tertulis pada pihak lain untuk memperbaiki pelanggaran itu dalam 60 (enam puluh) hari dari tanggal pemberitahuan. Pemberitahuan harus ditandatangani oleh pejabat berwenang pihak itu dan menyatakan :

              a. Detail pelanggaran

              b. Apa yang perlu dilakukan untuk memperbaiki pelanggaran itu; dan

              c. Pernyataan bahwa jika pelanggaran itu tidak diperbaiki dalam 60 (enam puluh) hari dari tanggal pemberitahuan, Perjanjian Layanan ini akan dihentikan.

16.3. Bahwa pemberitahuan telah diberikan berdasarkan klausa 16.2 dan pelanggaran ini tidak diperbaiki pihak yang melanggar dalam 60 (enam puluh hari) itu (merujuk pada klausa 16.2) Perjanjian ini akan otomatis berhenti pada hari ke 60 kecuali kalau pihak yang yang memberikan pemberitahuan menariknya secara tertulis dalam 60 (enam puluh) hari. Penarikan harus diberikan pada pihak yang melanggar dalam periode waktu 60 hari tersebut.

16.4. Bahwa sebuah pelanggaran tidak mampu diperbaiki dan pelanggaran itu merupakan Syarat Penting maka pihak yang tidak melanggar dapat memberitahukan pihak lain untuk menghentikan Perjanjian ini.

16.5. Pada penghentian Perjanjian, masing-masing pihak harus secara langsung mengembalikan semua properti yang dikuasainya yang dimiliki oleh pihak lain manapun.

16.6  Pada penghentian Perjanjian ini, semua fee yang terhutang berdasarkan Perjanjian Pelayanan akan terus terhutang untuk PEMPROP SULAWESI SELATAN selama jangka waktu perjanjian Pelayanan disepakati oleh Carbon Strategic Global, agennya atau penerusnya yang memberikan hak fee pada PEMPROP SULAWESI SELATAN selama Jangka Waktu Perjanjian Pelayanan ini.

16.7. Satu pihak mungkin segera memberitahukan pada pihak lain jika pihak itu atau managementnya melakukan likuidasi sukarela atau terpaksa (selain tujuan rekonstruksi atau penggabungan), tidak mampu membayar kreditor, menyebabkan terjadinya penyerahan asset atau bisnis baik seluruhnya atau sebagian demi kepentingan kreditornya, jika penerima atau manager atau wali amanat ditunjuk untuk mengambil alih, menjalankan seluruh atau sebagian dari bisnis atau propertinya, jika seorang admnistrator ditunjuk untuk satu pihak, atau jika karena alasan apapun berhenti secara aktif menjalankan bisnis, atau jika ketetapan apapun disahkan atau tindakan atau langkah-langkah lain diambil dengan maksud memulai likuidasi tersebut.

16.8. Dalam hal administrasi atau likuidasi Carbon Strategic Global, beban atau kewajiban lain yang terhutang pada PEMPROP SULAWESI SELATAN akan diterima sebagai hak yang dijamin dan berdasarkan Perjanjian Pelayanan tidak bisa dipindahkan atau dihubungkan atau ditahan oleh administrator atau likuidator tanpa ijin tertulis oleh PEMPROP SULAWESI SELATAN. Ini merupakan Syarat Penting.

17.   PELEPASAN HAK DAN VARIASI

17.1. Tidak ada pihak dianggap telah mengabaikan pelanggaran terhadap klausa Perjanjian ini kecuali secara tertulis ditandatangani oleh pihak itu.

17.2. Tidak ada variasi atau perubahan terhadap Perjanjian ini akan berlaku kecuali dalam bentuk tertulis dan ditandatangani oleh para Pihak.

18.   PEMBERITAHUAN

18.1. Pemberitahuan dikirimkan via pos akan dianggap telah diterima 14 (empat belas) hari setelah tanggal pengiriman. Pemberitahuan melalui faksimil dianggap diterima oleh penerima pada hari setelah tanggal dikirimkan. Konfirmasi faksimil akan menjadi bukti Pemberitahuan. Pemberitahuan yang dikirim melalui email akan dianggap diterima pada hari setelah tanggal email dikirimkan. Konfirmasi email akan menjadi bukti Pemberitahuan pada tanggal setelah konfirmasi email itu dikirimkan.

18.2. Pemberitahuan harus diberi tanggal dan bulan dan tahun serta ditandatangani atau dalam hal faksimil atau email harus disahkan oleh pejabat atau wakil yang ditunjuk. Semua pemberitahuan dialamatkan ke Gubunor dan Bupati dari penerima.

18.3. Alamat Pemberitahuan di PEMPROP SULAWESI SELATAN pada tanggal itu adalah:

      18.3.1.  Pemerinath Propinsi SULAWESI SELATAN, Provinsi SULAWESI SELATAN, Indonesia.

Kontak Person: XXXX

Alamat:

      18.3.2.  Faksimil : –

18.3.3.  Email     :

18.4 Alamat dari pemberitahuan CS pada tanggal itu adalah Kepada Director:

      18.4.1.  No 18 Salter Street, Denistone East, New South Wales 2112 Australia

      18.4.2.  Faksimil : 612 9809 0913

      18.4.3.  Email: jeff.flood@carbonstrategicglobal.com

19.   NASEHAT LEGAL INDEPENDEN

19.1. Masing-masing pihak mengakui bahwa dia memiliki kesempatan untuk menerima nasehat legal independen dan terpisah dalam menyepakati Perjanjian ini dan jika pihak manapun gagal mendapatkan nasehat itu maka kegagalan itu tidak menjadi alasan ketidakpatuhan terhadap Perjanjian ini.

20.   SELURUH PERJANJIAN

20.1. Perjanjian ini merupakan bagian menyeluruh dari perjanjian diantara para pihak dan semua representasi, pemahaman, dan tanggung jawab sebelumnya dari jenis atau sifat apapun tidak dimasukkan dalam Perjanjian ini.

20.2. Tidak ada syarat yang tersirat dalam Perjanjian ini (semua syarat yang tersirat dengan ini dikeluarkan) menurut undang-undang atau anggaran dasar kecuali tidak dapat dikeluarkan.

21.   YURISDIKSI DAN UNDANG-UNDANG

21.1. Perjanjian ini diatur oleh Undang-undang Republik Indonesia dan Persemakmuran Singapura  dan semua pihak menyetujui dan tunduk pada yurisdiksi pengadilan Indonesia, Singapura  atau pengadilan yurisdiksi internasional lainnya bagi penyelesaian perselisihan apapun yang muncul dari Perjanjian ini.

22.   PENUGASAN DAN DELEGASI

22.1. Salah satu pihak mungkin dengan pemberitahuan tertulis sebelumnya dari pihak lain menugaskan pihak ketiga manapun agar semua Izin yang diperlukan didapatkan. Tidak ada pihak yang akan menahan izin untuk penugasan ini.

22.2. CS memiliki hak kapan saja dan dari waktu ke waktu selama Jangka Waktu Perjanjian ini untuk menunjuk atau menggantikan wakil, delegasi, agent atau pengacara manapun dari CS untuk melakukan apapun atas namanya, menghapus kekuasaan atau wewenang dan memberikan instruksi dan menandatangani dokumen apapun atas namanya sesuai dengan kekuasaan yang diberikan padanya untuk memberikan jaminan atau tanggung jawabDenganmemberi tahu PEMPROP SULAWESI SELATAN

22.3. PEMPROP SULAWESI SELATAN memiliki hak kapan saja dan dari waktu ke waktu selama Jangka Waktu Perjanjian untuk menunjuk atau mengganti Wakil, delegasi, agent atau pengacara manapun dari PEMPROP SULAWESI SELATAN untuk melakukan apapun atas namanya, menghapus kekuasaan atau wewenang dan memberikan instruksi dan menandatangani dokumen apapun atas namanya sesuai dengan kekuasaan yang dberikan padanya untuk memberikan jaminan atau tanggung jawab dengan memberitahu CS

23.   SURAT KUASA

23.1. PEMPROP SULAWESI SELATAN dengan ini menunjuk CS sebagai kuasa untuk melakukan tindakan, menandatangani dokumen, memberikan tanggung jawab atau hal lain yang berhubungan dengan Kredit Karbon dan Kredit Biodiversitas berhubungan dengan:

              a. menyepakati atau menjalankan Perdagangan;

              b. menjalankan tugas apapun pada otoritas pemerintah Indonesia ; dan

             c.melakukan tindakan atau hal apapun yang mungkin diperlukan secara sah untuk melaksanakan Layanan ini,

23.2. Surat Kuasa dalam klausa 23.1 ini tidak dapat dibatalkan selama Jangka Waktu Perjanjian kecuali pada Penghentian Perjanjian.

24.   SALINAN

24.1. Perjanjian ini ditandatangani dengan salinan yang merupakan kesatuan dari Perjanjian ini. Perjanjian ini dianggap ditandatangani pada tanggal dan pada waktu peserta penandatangan terakhir mengirimkan salinannya

25.   PERISTIWA LUAR BIASA

25.1. Salah satu pihak tidak bertanggung jawab terhadap pihak lain bila terjadi Peristiwa Luar Biasa yang mencegah atau menunda pelaksanaan oleh pihak itu dari kewajibannya berdasarkan Perjanjian ini.

DILAKSANAKANoleh semua pihak pada tanggal dan tahun yang disebutkan dibawah ini.

EXECUTEDby Governor of SULAWESI SELATAN by its duly authorised officer in the presence of: ...............................…………………... XXXXX	EXECUTEDby the Chairman of CARBON STRATEGIC PTE LIMITED (Reg No. 200819627C) ..................................................... JEFFREY JOHN FLOOD

INDONESIA

Client Name	Date Agreement Signed	Project Size	Signed by
			Client	Carbon Strategic
LampungProvince	27-Apr-09	300,000 ha	Syamsurya Ryacudu, Governor	Charles Jackson, Bus Dev Director
NorthSulawesi Province	28-Aug-09	1,537,699 ha	S H Sarundajang, Governor	Charles Jackson, Bus Dev Director
SouthSulawesi Province	26-May-09	1,000,000 ha	Dr H Syahrul Yasin Limpo, Governor	Charles Jackson, Bus Dev Director

*Hectare is a metric unit of area equal to 100 ares or 2.471 acres.

SCHEDULE TWO

The Land

The land of Province of  SULAWESI SELATAN  is described as land extending from the east to the west and the north to the south   with the land being bordered by the following:

North:   The province of Central Sulawesi

South:   Java Sea

West:    The province of West Sulawesi

East:     Bone Bay and the Province of Southeast Sulawesi

AGENDA DUA

Lahan

Lahan Propinsi SULAWESI SELATAN digambarkan sebagai lahan yang meluas dari timur ke barat dan utara ke selatan   dan lahandibatasi sebagai berikut:

Utara:      Propinsi Sulawesi Tengah

Selatan:   Laut Jawa

Barat :      Propinsi Sulawesi Barat

Timur:      Teluk Bone dan Propinsi Sulawesi Tenggara

SCHEDULE THREE

The Services

The Services that CS must provide to PEMPROP SULAWESI SELATAN are:-

Project Acquisition and Approval Phase

o  Identify all relevant legislation governing customary land owners and their ability to deal in customary assets.

o  Carry out due diligence on land titles, current agreements impacting on the land titles and all relevant legislation relating to such agreements.

o  Liaise and negotiate with introducing entities and Land owners.

o  Work with National Government, Provincial Government and the Kabupaten and their respective Departments for Approval and Registration of the Project.

o  Structure and negotiate service agreement with Land owners.

o  Initial scoping of the origination and commercialisation of the project to establish processes, resource requirements, timeframe, costs and returns.

Project Documentation Phase

o  Initial assessment of the carbon credit and biodiversity credit origination yield

o  Identification of the appropriate scheme(s) for registration of the commercialisation project

o  Initial scoping of the commercialisation project to establish processes, resource requirements, timeframe, costs and returns

o  Management and implementation of the origination and commercialisation of the project including:

▪   Building a case for approval of Avoided Deforestation Carbon Credits on behalf of Land Owners which will demonstrate project validity for the International Accrediting Body. This involves researching and building a case for deforestation threat, mining threat, and social, cultural and economic impact threats and yields.

▪   Building a case for approval of Biodiversity Credits on behalf of Land Owners which will demonstrate project validity for the International Accrediting Body. This involves researching and building a case for biodiversity value and density, impact threats and yields.

▪   Facilitating scientific investigation of Carbon Credit and Biodiversity Credit Yield.

▪   Development and submission of the Project Design Document.

▪   Appointment and workings with a Verifier to confirm the validity of the project

▪   Registration of the project with the relevant authority to issue the carbon credits

▪   Registration of the project with the relevant authority to issue the biodiversity credits

o  Work with the legal representatives for land owner groups and Government to define an appropriate land owners’ trust to be the ultimate recipient of funds from carbon credit and biodiversity credit trades.

o  Work with Land Owners and their appointed officers to develop Socio-Economic Framework Investment Return. Ensure that this Socio-Economic Framework will be acceptable to International Accrediting Entities, International Carbon market.

oTo represent PEMPROP SULAWESI SELATAN at any discussions and/or meetings with the Indonesian Government, the United   Nations and such other international or local bodies associated with Carbon Credits and Biodiversity Credits;

Project Marketing and Management

o  Building the marketing story from the local level up to International Trading.

o  Branding, packaging and market positioning of the carbon credits and biodiversity credits.

o  To open Joint Parties’ Bank account.

o  To negotiate banking agreement to minimize exchange and trading risk.

o  To provide all such reports and information in a comprehensive and complete form as may be required under the Agreement.

o  To carry out all investigations as may be necessary in the interests of PEMPROP SULAWESI SELATAN in respect to the Carbon Credits and Biodiversity Credits and the process involved in any Trade.

To assist in the development of transparent accounting procedures to enable to effective audit of all Trades and the Gross Revenue therefrom.

Project Commercialization/Trading Phase

o  The management, aggregation and trading of the carbon credits and biodiversity credits to maximise their return.

o  To supervise and monitor all Trades and the receipt of Gross Revenue into the Parties’ Joint Account and the transfer of the Gross Revenue as contemplated in agreement.

AGENDA TIGA

Layanan

Layanan CS untuk PEMPROP SULAWESI SELATAN adalah:

Akuisisi Proyek dan Tahap Persetujuan

o     Mengenali semua peraturan yang relevan mengatur pemilik tanah adat dan kemampuan mereka untuk berhubungan dengan asset adat.

o     Menjalankan uji kepatuhan pada pemilikan lahan, perjanjian saat ini yang mempengaruhi pemilikan lahan dan semua peraturan sehubungan dengan perjanjian itu

o     Berhubungan dan negosiasi dengan memperkenalkan entitas dan pemilik lahan

o     Bekerja dengan Pemerintah Nasional, Pemerintah Provinsi dan Kabupaten dan Departemen masing-masing bagi Perijinan dan Registrasi Proyek.

o     Menyusun dan negosiasi perjanjian layanan dengan pemilik lahan.

o     Ruang lingkup awal dari persiapan dan komersialisasi proyek untuk membentuk proses, kebutuhan sumber daya, kerangka waktu, beban dan pengembalian.

Tahap Dokumentasi Proyek

o     Penilaian awal dari hasil persiapan kredit karbon dan kredit biodiversitas

o     Penentuan skema yang tepat bagi registrasi proyek komersialisasi

o     Ruang lingkup awal proyek komersialisasi untuk membentuk proses, persyaratan sumber daya, kerangka waktu, beban dan pengembalian.

o     Management dan penerapan persiapan dan komersialisasi dari proyek termasuk:

•         Mengurus izin Kredit Karbon Penghindaran Penebangan Hutan atas nama Pemilik Lahan yang akan menunjukkan keabsahan proyek pada Badan Akreditasi Internasional. Hal ini melibatkan penelitian dan tanggung jawab terhadap ancaman penebangan hutan, ancaman penambangan, dan ancaman pengaruh sosial, budaya dan ekonomi dan hasil.

•         Mengurus izin Kredit Biodiversitas atas nama Pemilik Lahan yang akan menunjukkan keabsahan proyek pada Badan Akreditasi Internasional. Hal ini melibatkan penelitian dan tanggung jawab terhadap nilai, kerapatan biodiversitas, ancaman yang mempengaruhi dan hasil.

•         Memfasilitasi penyelidikan ilmiah dari Hasil Kredit Karbon dan Kredit Biodiversitas.

•         Perkembangan dan Kepatuhan dari Dokumen Desain Proyek

•         Penunjukkan dan pekerjaan dengan Pemeriksa untuk mengkonfirmasikan keabsahan proyek.

•         Registrasi proyek dengan pihak berwenang untuk menerbitkan kredit karbon.

•         Registrasi proyek dengan pihak berwenang untuk menerbitkan kredit biodiversitas.

o        Bekerja dengan wakil sah group pemilik lahan dan Pemerintah untuk menetapkan perserikatan pemilik lahan yang tepat menjadi penerima terakhir dana dari perdagangan kredit karbon dan kredit biodiversitas.

o        Bekerja dengan Pemilik Lahan dan Pejabat yang ditunjuk untuk membangun Kerangka Kerja Sosio-Ekonomi Pengembalian Investasi. Meyakinkan bahwa Kerangka Kerja Sosio-Ekonomi akan dapat diterima Entitas Akreditasi Internasional, pasar Karbon Internasional.

o        Mewakili PEMPROP SULAWESI SELATAN pada diskusi dan / atau pertemuan dengan Pemerintah Indonesia, PBB dan badan internasional atau lokal lain sehubungan dengan Kredit Karbon dan Kredit Biodiversitas.

Pemasaran dan Management Proyek

o        Membuat tulisan pemasaran dari level lokal sampai pada Perdagangan Internasional.

o        Mencap, mengemas, dan penempatan pasar dari kredit karbon dan kredit biodiversitas.

o        Membuka rekening Bank Bersama Para Pihak.

o        Menegosiasikan perjanjian bank untuk meminimalkan transaksi dan resiko perdagangan.

o        Menyediakan semua laporan dan informasi dalam bentuk yang lengkap dan komprehensif yang diperlukan Perjanjian ini.

o        Menjalankan semua penyelidikan yang diperlukan atas kepentingan PEMPROP SULAWESI SELATAN mengenai Kredit Karbon dan Kredit Biodiversitas dan proses itu terlibat dalam Perdagangan manapun.

Untuk membantu dalam perkembangan prosedur akuntansi yang transparan yagn memungkinkan audit efektif dari semua Perdagangan dan Pendapatan Bruto daripadanya.

Tahap Komersialisasi/Perdagangan Proyek

o        Management, Pengumpulan dan perdagangan kredit karbon dan kredit biodiversitas untuk memaksimalkan tingkat pengembalian.

o        Mengawasi semua Perdagangan dan tanda terima Pendapatan Bruto dalam Rekening Bersama Para Pihak dan transfer Pendapatan Bruto seperti dimaksudkan Perjanjian.